                                                                   EXHIBIT 10.01

                           LOAN AND SECURITY AGREEMENT

            LOAN AND SECURITY  AGREEMENT,  dated as of August 1, 2005, among DEL
GLOBAL  TECHNOLOGIES   CORP.,  a  New  York  corporation  ("Del  Global"),   RFI
CORPORATION,  a Delaware  corporation  ("RFI"), and DEL MEDICAL IMAGING CORP., a
Delaware  corporation  ("Del Medical") (each a "Borrower" and  collectively  the
"Borrowers"),   and  NORTH  FORK  BUSINESS  CAPITAL  CORPORATION,   a  New  York
corporation (the "Lender").

                              W I T N E S S E T H :

            WHEREAS,  the Borrowers  wish to obtain a revolving  credit and term loan facility; and

            WHEREAS,  upon the terms and  subject  to the  conditions  set forth herein,  the Lender is willing to make loans and other  extensions  of credit to the Borrowers in an aggregate amount not to exceed $8,000,000;

            NOW,  THEREFORE,  the  Borrowers  and the  Lender  hereby  agree  as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            SECTION 1.1.  GENERAL  DEFINITIONS.  As used herein,  the  following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "ADJUSTED  EARNINGS"  means,  for any  period,  with  respect to Del
Global and its Subsidiaries on a consolidated basis (i) net income (as that term is determined in accordance with GAAP) for such period,  PLUS (ii) the amount of depreciation  and  amortization  of fixed  and  intangible  assets  deducted  in determining such net income for such period, PLUS (iii) all Interest Expense and all  fees  for  the  use  of  money  or the  availability  of  money,  including commitment,  facility  and like fees and charges  upon  Indebtedness  (including
Indebtedness  to the  Lender)  paid or payable  during  such  period,  PLUS (iv)
provision  for income tax expense  during such period,  LESS (v)  provision  for income tax  benefit  during  such  period,  PLUS (vi)  non-recurring  unusual or extraordinary  losses (including,  without  limitation,  losses arising from the
Outstanding  Disputes not to exceed $1,000,000 in the aggregate for all periods)
as  classified  in  accordance   with  GAAP  (or  LESS  any   non-recurring   or
extraordinary  gains), LESS (vii) the amount of all gains (or PLUS the amount of all losses)  realized  during such period upon the sale or other  disposition of property or assets that are sold or  otherwise  disposed of outside the ordinary course of business  that is included in the  calculation  of net income for such period.

            "ADJUSTED U.S. EARNINGS" means Adjusted Earnings without giving effect to the net income of Villa Sistemi or any adjustments thereto.

            "ADMINISTRATIVE  BORROWER"  means Del  Global or any other  Borrower agreed to in writing by the Borrowers  and the Lender from time to time,  acting in its capacity as agent for the Borrowers under Section 11.9(a).

            "ADVANCE" means a Base Rate Advance or a LIBOR Rate Advance.

            "AFFILIATE"  means, as to any Person,  any other Person who directly or indirectly  controls,  is under common control with, is controlled by or is a director  or  officer  of such  Person.  As used in this  definition,  "control"
(including its correlative  meanings,  "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the  direction of management or policies  (whether  through  ownership of voting
securities  or  partnership  or  other  ownership  interests,   by  contract  or
otherwise),  PROVIDED  that,  in any  event,  any Person  who owns  directly  or indirectly ten percent (10%) or more of the securities  having  ordinary  voting power  for the  election  of the  members  of the  board of  directors  or other governing body of a corporation or ten percent (10%) or more of the  partnership or other  ownership  interests  of any  other  Person  (other  than as a limited partner  of such  other  Person)  will be deemed to  control  such  corporation, partnership or other Person.

            "AGREEMENT"  means this Loan and  Security  Agreement,  as  amended, supplemented or otherwise modified from time to time.

            "AUDITORS" means a nationally recognized firm of independent public accountants selected by the Administrative Borrower and reasonably satisfactory to the Lender.

            "AVERAGE   EXCESS   AVAILABILITY"   means,   as  of  any   date   of
determination,  the difference  between (i) the average daily Borrowing Base and
(ii) the  average  daily  aggregate  outstanding  amount of the  Loans  PLUS the average daily aggregate  undrawn amount of all unexpired  Letters of Credit,  in each case as determined during the immediately preceding three months.

            "BANKRUPTCY  CODE" means Title 11 of the United States Code entitled
"Bankruptcy,"  as that title may be amended from time to time,  or any successor statute.

            "BASE  RATE"  means the  higher of (i) the  highest  prime,  base or equivalent rate of interest  publicly  announced from time to time by North Fork
Bank,  Citibank,  N.A.  or Bank of  America  or any  successor  to either of the foregoing  banks  (which may not be the lowest rate of interest  charged by such bank) and (ii) the published  annualized rate for ninety-day  dealer  commercial paper that appears in the "Money Rates" section of THE WALL STREET JOURNAL.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 4.1(a).

            "BAY SHORE  PROPERTY" means the Property owned by RFI located at 100
Pine-Aire Drive, Bay Shore, New York, County of Suffolk.

            "BLOCKED ACCOUNT" has the meaning specified in Section 2.7(a).

            "BORROWER"  or  "BORROWERS"   has  the  meaning   specified  in  the
introductory paragraph.

                                        -2-

            "BORROWING"  means a  borrowing  of  Revolving  Credit  Loans  under
Section 2.1(a) or of the Term Loan under Section 2.2(a).

            "BORROWING BASE" has the meaning specified in Section 2.1(a).

            "BORROWING BASE  CERTIFICATE"  has the meaning  specified in Section
7.1(k)(v).

            "BUSINESS DAY" means any day other than a Saturday,  a Sunday or any other  day on which  commercial  banks in New  York,  New York are  required  or permitted by law to close.  When used in connection with any LIBOR Rate Advance, a Business Day shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

            "BUSINESS  PLAN" means a business  plan of the  Borrowers  and their
Subsidiaries,  consisting of consolidated and  consolidating  projected  balance sheets, related cash flow statements and related profit and loss statements, and availability  forecasts,  together  with  appropriate  supporting  details and a statement of the underlying  assumptions,  which covers a three-year  period and which is  prepared  on a monthly  basis for the first  year and an annual  basis thereafter.

            "CAPITAL  EXPENDITURES"  means  expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year,  and shall  include  all  commitments, payments in respect of Capitalized Lease Obligations and leasehold improvements.

            "CAPITALIZED  LEASE  OBLIGATIONS" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount  thereof  accounted  for as  indebtedness  (net of  Interest
Expense) in accordance with GAAP.

            "CASH  EQUIVALENTS"  means  (i)  securities  issued,  guaranteed  or insured by the United States or any of its agencies with  maturities of not more than one year  from  the  date  acquired;  (ii)  certificates  of  deposit  with maturities of not more than one year from the date  acquired,  issued by (A) the
Lender or its Affiliates;  (B) any U.S.  federal or state  chartered  commercial bank of recognized  standing which has capital and unimpaired  surplus in excess of  $500,000,000;  or (C) any bank or its holding  company that has a short-term commercial  paper rating of at least A-1 or the  equivalent by Standard & Poor's
Ratings Services or at least P-1 or the equivalent by Moody's Investors Service,
Inc.; (iii) repurchase  agreements and reverse repurchase  agreements with terms of not more than seven days from the date  acquired,  for securities of the type described in clause (i) above and entered into only with commercial banks having the  qualifications  described  in clause  (ii)  above or such  other  financial institutions  with a short-term  commercial  paper rating of at least A-1 or the equivalent  by  Standard  &  Poor's  Ratings  Services  or at  least  P-1 or the equivalent by Moody's Investors Service, Inc.; (iv) commercial paper, other than commercial  paper issued by Del Global or any of its  Affiliates,  issued by any
Person incorporated under the laws of the United States or any state thereof and rated at least  A-1 or the  equivalent  thereof  by  Standard  & Poor's  Ratings
Services or at least P-1 or the equivalent thereof by Moody's Investors Service,
Inc.,  in each  case  with  maturities  of not more  than one year from the date acquired;  (v) investments in money market funds registered under the Investment
Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five  percent  (85%) of whose  assets  consist  of  securities  and other obligations  of the type  described in clauses (i) through (iv) above;  and (vi)
other instruments,  commercial paper or investments  acceptable to the Lender in its sole discretion.

                                       -3

            "CLOSING  DATE"  means the date of  execution  and  delivery of this
Agreement.

            "CODE" has the meaning specified in Section 1.3.

            "COLLATERAL" means all Receivables,  Equipment,  Property, Inventory and Investment Property (other than the shares of capital stock of Villa Sistemi owned by Del  Global  unless  and until 66% of such  shares  are  pledged to the
Lender  in  accordance  with  Section  7.1(t))  of the  Borrowers  and all other collateral specified in this Agreement and in the Security Documents.

            "COLLATERAL  ACCESS  AGREEMENT" means a landlord  waiver,  mortgagee waiver, bailee letter or similar  acknowledgment of any lessor,  warehouseman or processor in possession of any Collateral or on whose property any Collateral is located, substantially in the form of Exhibit O.

            "COLLATERALIZATION"  and "COLLATERALIZE" each means, with respect to any Letter of Credit,  the deposit by the Borrowers in a cash collateral account established  and  controlled by or on behalf of the Lender of an amount equal to
105% of the undrawn amount of such Letter of Credit.

            "COLLECTIONS" means all cash, funds, checks, notes, instruments, any other form of  remittance  tendered by account  debtors in respect of payment of
Receivables  of the Borrowers and any other  payments  received by the Borrowers with respect to any Collateral.

            "COMPLIANCE  CERTIFICATE"  has  the  meaning  specified  in  Section
7.1(k)(iv).

            "CONTINGENT  OBLIGATION" means any direct,  indirect,  contingent or non-contingent  guaranty or obligation for the  Indebtedness  of another Person, except endorsements in the ordinary course of business.

            "CONTINUATION" has the meaning specified in Section 2.3(b).

            "CONTRIBUTION  AGREEMENT"  means the  contribution,  subrogation and indemnity agreement among the Borrowers, substantially in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time.

            "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory  to the  Lender,  among  one or  more  of the  Borrowers  or  their
Subsidiaries,   the  Lender  and  the  applicable  securities   intermediary  or
depository  bank with respect to the applicable  Securities  Account and related
Investment Property or deposit account, as the case may be.

            "CONVERT," "CONVERSION" and "CONVERTED" each refers to conversion of
Advances of one Type into Advances of another Type pursuant to Section 2.3(c).

                                       -4-

            "DEFAULT" means any of the events  specified in Section 9.1, whether or not any of the requirements  for the giving of notice,  the lapse of time, or both, or any other condition, has been satisfied.

            "DEL  GLOBAL"  has  the  meaning   specified  in  the   introductory
paragraph.

            "DEL  MEDICAL"  has  the  meaning   specified  in  the  introductory
paragraph.

            "DOLLARS" and the sign "$" means freely transferable lawful currency of the United States.

            "ELIGIBLE INVENTORY" means only such Inventory of a Borrower located in the United States  consisting of raw  materials or finished  goods,  which is free from any claim of title or Lien in favor of any Person (other than Liens in favor of the  Lender)  and with  respect to which no event has  occurred  and no condition exists which could reasonably be expected to impair substantially such
Borrower's  ability to use or sell such Inventory in the ordinary  course of its business and which the Lender,  in its sole  discretion,  shall deem eligible to
serve  as  collateral  for  Advances  or  Letters  of  Credit,   based  on  such
considerations as the Lender may deem appropriate from time to time and LESS any such reserves as the Lender,  in its sole  discretion,  may require,  including, without limitation, reserves for special order goods. No Inventory of a Borrower shall be Eligible  Inventory  unless the Lender has a perfected  first  priority
Lien thereon.  The value of Eligible Inventory shall be computed at the lower of cost  (computed on a "first in, first out" basis) or market.  Any Inventory of a
Borrower  that is not in the  control  or  possession  of such  Borrower  and is covered by a  warehouse  receipt,  a bill of lading or other  document  of title shall in no event be Eligible Inventory unless such warehouse  receipt,  bill of lading  or  document  of  title  is in the  name of or held  by the  Lender.  No
Inventory of a Borrower shall be Eligible  Inventory unless (i) it is located on property  owned by such  Borrower;  or (ii) it is located on property  leased by such Borrower or in a contract warehouse which is subject to a Collateral Access
Agreement executed by the lessor or contract  warehouseman,  as the case may be, and segregated or otherwise  separately  identifiable  from goods of others,  if any,  stored on the  premises.  No  Inventory  of a Borrower  shall be  Eligible
Inventory if it is in transit or it is consigned  to or from such  Borrower.  In addition,  and without  limitation  of the  foregoing,  the Lender may treat any
Inventory as ineligible if:

            (a) it is not owned solely by a Borrower or a Borrower does not have sole and good, valid and marketable title thereto; or

            (b) it is packing or shipping materials or maintenance supplies; or

            (c) it is goods returned or rejected by a Borrower's customer; or

            (d) it (i) is excess (as so reserved by a Borrower from time to time or as  otherwise  determined  by the  Lender)  or (ii) is  obsolete,  defective, damaged, slow moving or unmerchantable, or (iii) is samples or inventory on hand which is used for  promotional  and  other  sales  activities,  or (iv) does not otherwise conform to the  representations  and warranties  contained in the Loan
Documents; or

                                       -5-

            (e) it is repossessed,  attached,  seized, made subject to a writ or distress warrant,  levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

            (f) it is goods  acquired  by a  Borrower  in or as part of a "bulk"
transfer  or sale of  assets  and such  acquisition  is not  consummated  in the ordinary  course  of  business  unless  such  Borrower  has  complied  with  all applicable bulk sales or bulk transfer laws in connection with such acquisition.

            "ELIGIBLE   RECEIVABLES"   means  and  includes  only  those  unpaid
Receivables of a Borrower,  without  duplication,  which (i) arise out of a bona fide sale of goods or  rendition  of  services  of the kind  ordinarily  sold or rendered by such Borrower in the ordinary course of its business,  (ii) are made to a  Person  competent  to  contract  therefor  who is not an  Affiliate  or an employee  of  such  Borrower  and is not  controlled  by an  Affiliate  of  such
Borrower,  (iii) are not subject to renegotiation or redating, (iv) are free and clear of any Lien in favor of any Person other than Liens in favor of the Lender and Liens  permitted  under  clause  (iii) of  Section  7.2(i) and (v) mature as stated in the invoice or other  supporting  data covering such sale or services.
No  Receivable  of a Borrower  shall be an  Eligible  Receivable  (i) unless the
Lender has a perfected  first  priority  Lien  thereon,  (ii) if it is more than ninety days past the date of the  original  invoice  therefor or more than sixty days  past  its due  date or  (iii)  unless  the  delivery  of the  goods or the rendition of the services giving rise to such Receivable has been completed. The
Lender may treat any Receivable as ineligible if:

            (a) any warranty  contained  in this  Agreement or in any other Loan
Document with respect to such  Receivable  or in any  assignment or statement of warranties  or  representations  relating  to  such  Receivable  delivered  by a
Borrower to the Lender has been breached or is untrue in any material respect or a Borrower is not in compliance  with all  applicable  laws with respect to such
Receivable; or

            (b) the account  debtor or any  Affiliate of the account  debtor has disputed liability,  has or has asserted a right of setoff or has made any claim with respect to any other  Receivable  due from such account debtor or Affiliate to a  Borrower,  to the  extent of the amount of such  dispute or claim,  or the amount of such actual or asserted right of setoff, as the case may be; or

            (c) the account  debtor or any of its assets or any Affiliate of the account debtor or any of its assets is the subject of an Insolvency Event or, in the sole  discretion  of the  Lender,  is  likely to become  the  subject  of an
Insolvency Event, unless such account debtor or Affiliate has been provided with a debtor in possession credit facility pursuant to Section 364 of the Bankruptcy
Code or a similar arrangement reasonably acceptable to the Lender; or

            (d) the account  debtor or any  Affiliate of the account  debtor has called a meeting of its creditors to obtain any general financial accommodation;
or

            (e) the  account  debtor  is also a  supplier  to or  creditor  of a
Borrower,  to the extent of the  aggregate  amount owed by such  Borrower to the account debtor; or

                                       -6-

            (f) the  sale or  rendition  of  services  is to an  account  debtor outside  the  United  States  or  Canada,  unless  it is on  letter  of  credit, acceptance or other terms acceptable to the Lender; or

            (g)  fifty  percent  (50%) or more of the  accounts  of any  account debtor and its Affiliates to the Borrowers are unpaid more than ninety days past the date of the original invoices therefor or more than sixty days past due; or

            (h) the  account  debtor  is the  United  States of  America  or any department,  agency or  instrumentality  thereof and such Receivable would cause
Eligible Receivables from the United States of America or any department, agency or instrumentality  thereof to exceed $250,000,  unless the applicable  Borrower assigns its right to payment  under such  Receivable to the Lender as collateral hereunder in full compliance with (including,  without limitation, the filing of a written  notice  of the  assignment  and a copy of the  assignment  with,  and receipt of acknowledgment thereof by, the appropriate contracting and disbursing offices pursuant to) the Assignment of Claims Act of 1940, as amended (31 U.S.C.
ss. 3727; 41 U.S.C. ss. 15); or

            (i) to the  extent  such  Receivable  would  cause  more than 25% of
Eligible Receivables to be payable by the same account debtor; or

            (j) the Lender believes, in its sole discretion,  that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's inability or unwillingness to pay.

            "EMPLOYMENT DISPUTE" means any litigation,  arbitration,  settlement negotiations  or other dispute,  negotiation or proceeding  involving any of the
Borrowers with Samuel Park related to his employment with the Borrowers.

            "ENVIRONMENTAL  LAWS" means all federal,  state and local  statutes, laws  (including  common or case law),  rulings,  regulations  or  governmental, administrative  or  judicial  policies,  directives,  orders or  interpretations applicable  to the  business or property of a Person  relating to  pollution  or protection of human health or the environment  (including,  without  limitation, ambient air,  surface water,  ground water,  land surface or subsurface  strata)
including,  without  limitation,  laws and  regulations  relating to  emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture,  processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

            "EQUIPMENT"  means all machinery,  equipment,  furniture,  fixtures, leasehold  improvements,  conveyors,  tools,  materials,  storage  and  handling
equipment,   hydraulic  presses,  cutting  equipment,   computer  equipment  and
hardware,  including central processing units, terminals,  drives, memory units, embedded  computer  programs and supporting  information,  printers,  keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever  situated now or hereafter owned by a Person or in which a Person may have any  interest  as lessee or  otherwise
(to the extent of such  interest),  together with all  additions and  accessions thereto,  all replacements and all accessories and parts therefor,  all manuals, blueprints,  know-how,  warranties  and records in connection  therewith and all rights against suppliers,  warrantors,  manufacturers,  and sellers or others in connection therewith, together with all substitutes for any of the foregoing.

                                      -7-

            "EQUIVALENT  AMOUNT" means, with respect to any two currencies,  the amount  obtained in one such  currency  when an amount in the other  currency is translated into the first currency using the spot wholesale  transactions buying rate of Citibank,  N.A. for the purchase of the  applicable  amount of the first currency  with the other  currency in effect as of 12:00 Noon (New York time) in the place where such  translation  occurs on the  Business  Day with  respect to which such  computation is required for the purpose of this Agreement or, in the absence of such a buying rate on such date,  using such other rate as the Lender may reasonably select.

            "ERISA" means the Employee  Retirement  Income Security Act of 1974,
29 U.S.C.  ss.ss. 1000 et seq.,  amendments  thereto,  successor  statutes,  and regulations or guidelines promulgated thereunder.

            "ERISA  AFFILIATE" means any entity required to be aggregated with a
Borrower under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

            "EVENT  OF  DEFAULT"  means  the  occurrence  of any  of the  events specified in Section 9.1.

            "EXCESS  AVAILABILITY"  means, as of any date of determination,  the difference  between (i) the Borrowing  Base and (ii) the  aggregate  outstanding amount of the Revolving  Credit Loans plus the aggregate  undrawn  amount of all unexpired Letters of Credit.

            "EXPIRATION  DATE"  means the earlier of (i) August 1, 2008 and (ii)
the date of termination of the Lender's  obligations to make Loans or to use its best  efforts  to cause  Letters  of Credit to be issued  pursuant  to the terms hereof.

            "FEDERAL  RESERVE BOARD" means the Board of Governors of the Federal
Reserve System or any Person succeeding to the functions thereof.

            "FINANCIAL COVENANTS" means the covenants set forth in Article VIII.

            "FINANCIAL  STATEMENTS"  means,  with respect to the  Borrowers  and their Subsidiaries,  the balance sheets, profit and loss statements,  statements of cash flow, and statements of changes in  intercompany  accounts,  if any, for the period specified, prepared in accordance with GAAP and consistent with prior practices.

            "FIXED CHARGE COVERAGE RATIO" means (without  duplication),  for any period,  with respect to the Borrowers and their  Subsidiaries on a consolidated basis, as of the date of  determination  thereof,  the ratio of (X) (i) Adjusted
U.S.  Earnings  for such  period,  LESS (ii) all  Capital  Expenditures  paid or payable  during  such  period to the extent not  financed  with the  proceeds of
Indebtedness  permitted  under Section  7.2(a)(iii),  LESS (iii) all federal and state income and  franchise tax  liabilities  paid during such period to (Y) (i)
all principal amounts of Indebtedness  (including  Indebtedness to the Lender to the extent  such  amounts  may not be  reborrowed)  paid or payable  during such period,  PLUS (ii) all Interest Expense and all fees for the use of money or the availability of money, including commitment,  facility and like fees and charges upon Indebtedness  (including Indebtedness to the Lender) paid or payable during such period,  PLUS (iii)  without  limitation of the  restrictions  specified in
Section 7.2(h), all loans and Investments to any Person made during such period.

                                      -8-

            "GAAP" means generally accepted  accounting  principles set forth in the  opinions  and  pronouncements  of the  Accounting  Principles  Board of the
American   Institute  of  Certified   Public   Accountants  and  statements  and
pronouncements of the Financial  Accounting  Standards Board that are applicable to the circumstances as of the date of determination.

            "GOVERNING  DOCUMENTS"  means,  with  respect  to  any  Person,  the certificate of incorporation and bylaws or similar  organizational  documents of such Person.

            "GOVERNMENTAL  AUTHORITY" means any nation or government,  any state or other  political  subdivision  thereof  or any entity  exercising  executive,
legislative,   judicial,  regulatory  or  administrative  functions  thereof  or pertaining thereto.

            "HAZARDOUS MATERIALS" means any and all pollutants, contaminants and toxic,  caustic,  radioactive  and hazardous  materials,  substances  and wastes including, without limitation,  petroleum or petroleum distillates,  asbestos or urea formaldehyde foam insulation or asbestos- containing materials,  whether or not friable,  polychlorinated biphenyls, radon gas, infectious or medical wastes and all other  substances or wastes of any nature that are  regulated  under any
Environmental Laws.

            "HEDGING  AGREEMENT"  means any interest rate protection  agreement, foreign currency  exchange  agreement,  commodity price protection  agreement or other interest or currency exchange rate or commodity price hedging agreement.

            "INDEBTEDNESS"  means, with respect to any Person, as of the date of determination thereof (without duplication),  (i) all obligations of such Person for borrowed  money of any kind or nature,  including  funded and unfunded debt, and any Hedging Agreements or arrangements  therefor,  regardless of whether the same is evidenced by any note,  debenture,  bond or other  instrument,  (ii) all obligations  of such Person to pay the  deferred  purchase  price of property or services (other than current trade accounts payable under normal trade terms and which arise in the ordinary  course of business),  (iii) all obligations of such
Person to acquire or for the  acquisition  or use of any fixed asset,  including
Capitalized Lease Obligations (other than, in any such case, any portion thereof representing  interest  or deemed  interest  or  payments  in  respect of taxes, insurance,  maintenance or service),  or  improvements  which are payable over a period  longer than one year,  regardless  of the term  thereof or the Person or
Persons  to whom the same are  payable,  (iv)  the then  outstanding  amount  of withdrawal or termination  liability  incurred under ERISA, (v) all Indebtedness of  others  secured  by (or for which the  holder  of such  Indebtedness  has an existing  right to be secured) a Lien on any asset of such Person whether or not the  Indebtedness  is assumed by such Person,  PROVIDED  that for the purpose of determining the amount of Indebtedness of the type described in this clause (v), if recourse with respect to such  Indebtedness  is limited to the assets of such
Person,  then the amount of  Indebtedness  shall be  limited to the fair  market value of such assets,  (vi) all Indebtedness of others to the extent  guaranteed by such Person and (vii) all obligations of such Person in respect of letters of credit,  bankers  acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

                                      -9-

            "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the  following:  (i) such Person  shall be  adjudicated  insolvent  or bankrupt,  or shall  generally  fail to pay or admit in writing its inability to pay its debts as they become due,  (ii) such Person  shall seek  dissolution  or
reorganization  or  the  appointment  of  a  receiver,   trustee,  custodian  or
liquidator for it or a substantial  portion of its property,  assets or business or to effect a plan or other  arrangement with its creditors,  (iii) such Person shall make a general assignment for the benefit of its creditors,  or consent to or acquiesce in the appointment of a receiver,  trustee, custodian or liquidator for a substantial portion of its property,  assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy,  insolvency or similar law or take any corporate or similar act in furtherance thereof, or (v) such Person, or a substantial  portion of its property,  assets or business  shall become the subject of an  involuntary  proceeding  or petition for (A) its  dissolution  or reorganization  or (B) the  appointment  of a receiver,  trustee,  custodian  or liquidator,  and (I) such  proceeding  shall not be dismissed  or stayed  within sixty days or (II) such  receiver,  trustee,  custodian or  liquidator  shall be appointed;  PROVIDED,  HOWEVER, that the Lender shall have no obligation to make any  Advance or cause to be issued any Letter of Credit  during the  pendency of any sixty-day period described in clauses (A) and (B).

            "INTELLECTUAL   PROPERTY  SECURITY  AGREEMENT"  means  the  security
agreement  made  by  Del  Global  and  Del  Medical  in  favor  of  the  Lender, substantially  in the form of Exhibit E, as amended,  supplemented  or otherwise modified from time to time.

            "INTEREST  EXPENSE" means, for any period, all interest with respect to  Indebtedness  (including,  without  limitation,  the  interest  component of
Capitalized  Lease  Obligations)  accrued  or  capitalized  during  such  period
(whether or not actually paid during such period)  determined in accordance with
GAAP.

            "INTEREST  PERIOD"  means the period  commencing on the date a LIBOR
Rate  Advance  is made,  is the  subject  of a  Continuation  or  arises  from a
Conversion and ending one, two or three months  thereafter;  PROVIDED,  HOWEVER, that (i) the  Administrative  Borrower may not select any  Interest  Period that ends after the Expiration Date; (ii) whenever the last day of an Interest Period would  otherwise  occur on a day other than a Business Day, the last day of such
Interest Period shall be extended to occur on the next succeeding  Business Day, except that, if such extension  would cause the last day of such Interest Period to  occur  in the  next  following  calendar  month,  then  the last day of such
Interest  Period shall occur on the next  preceding  Business  Day; and (iii) if there is no corresponding date of the month that is one, two or three months, as the case may be, after the first day of an Interest Period, such Interest Period shall end on the last Business Day of such first,  second or third month, as the case may be.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, any amendments  thereto,  any successor  statute and any  regulations and guidelines promulgated thereunder.

            "INTERNAL REVENUE SERVICE" or "IRS" means the United States Internal
Revenue Service and any successor agency.

            "INVENTORY"  means all present and future  goods  intended for sale, lease or other disposition  including,  without  limitation,  all raw materials, work in  process,  finished  goods  and  other  retail  inventory,  goods in the possession of outside processors or other third parties, consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind, nature  or  description  which  are or  might  be used in  connection  with  the manufacture,  packing, shipping,  advertising,  selling or finishing of any such goods,  all  documents  of  title  or  documents  representing  the same and all records, files and writings with respect thereto.

                                      -10-

            "INVESTMENT"  in any Person means,  as of the date of  determination thereof,  (i) any payment or  contribution,  or  commitment to make a payment or contribution, by a Person including, without limitation, property contributed or committed  to be  contributed  by such  Person  for or in  connection  with  its acquisition  of any  stock,  bonds,  notes,  debentures,  partnership  or  other ownership  interest or any other security of the Person in whom such  Investment is made or (ii) any loan, advance or other extension of credit or guaranty of or other  surety  obligation  for any  Indebtedness  of  such  Person  in whom  the
Investment  is  made.  In  determining  the  aggregate   amount  of  Investments
outstanding at any particular time, (i) a guaranty (or other surety  obligation)
shall be valued at not less than the principal amount outstanding of the primary obligation;  (ii)  returns  of  capital  (but  only by  repurchase,  redemption, retirement,  repayment,  liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends,  interest or otherwise, shall not be  deducted;  and (iv)  decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

            "INVESTMENT  PROPERTY"  means  all  present  and  future  investment property, including without limitation, all (i) securities, whether certificated or  uncertificated,  and including  stocks,  bonds,  debentures,  notes,  bills, certificates,  warrants, options, rights and shares, (ii) security entitlements,
(iii) securities accounts, (iv) commodity contracts,  (v) commodity accounts and
(vi) dividends and other distributions in respect of any of the foregoing.

            "LENDER" has the meaning specified in the introductory paragraph.

            "LETTERS OF CREDIT" means all letters of credit issued by North Fork
Bank  or  any  other  bank  reasonably   satisfactory  to  the  Lender  and  the
Administrative Borrower for the account of the Borrowers under Section 2.10, and all amendments, renewals, extensions or replacements thereof.

            "LIABILITIES"  of a Person as of the date of  determination  thereof means the  liabilities  of such Person on such date as  determined in accordance with  GAAP.  Liabilities  to  Affiliates  of such  Person  shall be  treated  as
Liabilities  except where eliminated by  consolidation  in financial  statements prepared in accordance with GAAP or as otherwise provided herein.

            "LIBOR  RATE"  means,  with  respect to each  Interest  Period,  the reserve  adjusted  rate PER ANNUM equal to the one,  two or  three-month  London
Interbank Offered Rate, as applicable, that appears in the "Money Rates" section of THE WALL STREET JOURNAL on the first day of such Interest  Period;  PROVIDED,
HOWEVER,  that if THE WALL STREET  JOURNAL no longer  publishes such one, two or three-month  London  Interbank  Offered  Rate,  reference  shall  be made to the
Reuters Screen ISDA Page for such London Interbank Offered Rate.

            "LIBOR  RATE  ADVANCE"  means an  Advance  that  bears  interest  as provided in Section 4.1(b).

            "LIEN" means any lien, claim,  charge,  pledge,  security  interest, assignment,  hypothecation,  deed of trust, mortgage,  lease,  conditional sale, retention of title or other preferential  arrangement  having  substantially the same economic  effect as any of the foregoing,  whether  voluntary or imposed by law.

                                      -11-

            "LOAN ACCOUNT" has the meaning specified in Section 2.6.

            "LOAN   DOCUMENTS"  means  this  Agreement  and  all  documents  and instruments to be delivered by the Borrowers or any of their Affiliates under or in  connection  with  this  Agreement,  as  each  of the  same  may be  amended, supplemented  or  otherwise  modified  from  time to  time,  including,  without limitation,  the Notes, the Contribution  Agreement,  the Intellectual  Property
Security Agreement,  the Lockbox Agreement,  the Pledge Agreement, the Mortgage,
any pledge  agreement  delivered to the Lender in accordance with Section 7.1(t)
and any Control Agreement.

            "LOANS"  means the loans and  financial  accommodations  made by the
Lender hereunder including,  without limitation, the Term Loan and the Revolving
Credit Loans.

            "LOCKBOX" has the meaning specified in Section 2.7(a).

            "LOCKBOX   AGREEMENT"  means  the  agreement  entered  into  by  the
Borrowers  and North  Fork  Bank,  substantially  in the form of  Exhibit  J, as amended, supplemented or otherwise modified from time to time.

            "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, prospects,  operations,  results of operations, assets, liabilities or condition  (financial or otherwise) of a Borrower,  (ii) the impairment of (A) a
Borrower's  ability to perform its obligations under the Loan Documents to which it is a party or (B) the  ability of the Lender to enforce  the  Obligations  or realize upon the  Collateral or (iii) a material  adverse effect on the value of the  Collateral or the amount that the Lender would be likely to receive  (after giving  consideration  to delays in  payment  and costs of  enforcement)  in the liquidation of the Collateral.

            "MATERIAL CONTRACT" means any contract or other arrangement to which a Borrower is a party (other than the Loan  Documents) and (i) which involves an amount in excess of $250,000 in the aggregate and has a term of  performance  by the parties  thereunder of more than six months or (ii) the termination of which would  require  public  disclosure  by Del  Global  under any  federal  or state securities law, rule or regulation.

            "MATERIAL  INDEBTEDNESS"  means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements,  of any Borrower in
an  aggregate  principal  amount  exceeding  $250,000.   For  purposes  of  this
definition, the "principal amount" of the obligations of any Borrower in respect of any  Hedging  Agreement  at any time shall be the  maximum  aggregate  amount
(giving effect to any netting  agreements)  that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

            "MAXIMUM AMOUNT OF THE REVOLVING FACILITY" means Six Million Dollars
($6,000,000).

            "MORTGAGE"  means  the  mortgage  by RFI  in  favor  of the  Lender, substantially  in the form of Exhibit N, as amended,  supplemented  or otherwise modified from time to time.

                                      -12-

            "MULTIEMPLOYER  PLAN"  means a  multiemployer  plan,  as  defined in
Section  4001(a)(3)  of ERISA,  to which a Borrower or any ERISA  Affiliate  has contributed within the past six years or with respect to which a Borrower or any
ERISA Affiliate may incur any liability.

            "NET CASH PROCEEDS" means,  the aggregate cash proceeds  received by any  Borrower in respect of (i) any sale or  issuance  of capital  stock of such
Borrower including,  without limitation,  in connection with any exercise of the
Warrants  and (ii) any sale or other  disposition  of  assets  of such  Borrower
(other than sales of Inventory in the ordinary course of business), in each case net of (without  duplication)  (A) the amount required to repay any Indebtedness
(other than the Loans) under Capitalized Lease Obligations incurred with respect to, or secured by a Permitted Lien on, any assets of a Borrower that are sold or otherwise  disposed of in connection  with such asset sale,  (B) the  reasonable out-of-pocket  expenses  incurred  in  effecting  such  issuance,  sale or other disposition  and (C) any taxes  reasonably  attributable  to such asset sale and reasonably estimated by such Borrower to be actually payable.

            "NOTES" means the Term Note and the Revolving Credit Note.

            "OBLIGATIONS"  means and includes all loans  (including  the Loans), advances (including the Advances),  debts, liabilities,  obligations,  covenants and duties owing by the  Borrowers to the Lender of any kind or nature,  present or future,  whether or not evidenced by any note,  guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection  herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit,  opening,  guaranteeing  or confirming of a letter of credit (including,  without limitation,  the Letters of Credit), loan, guaranty, indemnification  or in any other manner,  whether direct or indirect  (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent,  due or to become due, and however  acquired.  The term includes, without  limitation,  all interest  (including  interest accruing on or after an
Insolvency  Event,  whether or not such interest  constitutes an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, attorneys' fees, and any other sum properly chargeable to the Borrowers under this Agreement,  the Notes,  the other Loan Documents or any other agreement executed in connection herewith or therewith.

            "OUTSTANDING  DISPUTES"  means the  Employment  Dispute and the Sale
Disputes.

            "PBGC" means the Pension Benefit Guaranty Corporation and any Person
succeeding to the functions thereof.

            "PENSION  PLAN" means a pension  plan (as defined in Section 3(2) of
ERISA)  subject to Title IV of ERISA (other than a  Multiemployer  Plan) which a
Borrower or any ERISA Affiliate sponsors or maintains,  or to which it makes, is making,  or is  obligated  to make  contributions,  or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made  contributions at any time during the immediately preceding five plan years.

            "PERMITTED  LIENS"  means  such  of the  following  as to  which  no enforcement,  collection,  execution,  levy or foreclosure proceeding shall have been commenced and be continuing (unless such enforcement,  collection,  levy or foreclosure  is being  contested  by the  applicable  Borrower  in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP): (i) Liens for taxes,  assessments and other  governmental  charges or levies or the  claims or  demands of  landlords, carriers, warehousemen,  mechanics, laborers, materialmen and other like Persons arising by operation  of law in the  ordinary  course of business for sums which are not yet due and  payable,  (ii)  deposits  or pledges  (other  than Liens on
Receivables  of a  Borrower)  to secure the  payment of  worker's  compensation, unemployment insurance or other social security benefits or obligations,  public or statutory  obligations,  surety or appeal bonds, bid or performance bonds, or other  obligations of a like nature incurred in the ordinary course of business,
(iii) zoning restrictions,  easements, encroachments,  licenses, restrictions or covenants on the use of any Property which do not  materially  impair either the use of such Property in the operation of the business of the applicable Borrower or the value of such Property, (iv) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee  benefit  plans from time to time in effect,  and (v) rights of general application  reserved to or vested in any  Governmental  Authority to control or regulate  any  Property,  or to use any  Property  in a  manner  which  does not materially impair the use of such Property for the purposes for which it is held by the applicable Borrower,  PROVIDED that the foregoing Liens under clauses (i)
through  (v)  hereof do not  secure  liabilities  in excess of  $250,000  in the aggregate at any time; and PROVIDED,  FURTHER,  that  Permitted  Liens shall not include any Lien securing Indebtedness.

                                      -13-

            "PERSON" means any  individual,  sole  proprietorship,  partnership, limited liability company, joint venture,  trust,  unincorporated  organization, joint stock company,  association,  corporation,  institution,  entity, party or government  (including any division,  agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

            "PLAN" means any employee  benefit  plan, as defined in Section 3(3)
of ERISA,  maintained or contributed to by a Borrower or any ERISA  Affiliate or with respect to which any of them may incur  liability  even if such plan is not covered by ERISA pursuant to Section 4(b)(4) thereof.

            "PLEDGE AGREEMENT" means the pledge agreement by Del Global in favor of the Lender, substantially in the form of Exhibit C, as amended,  supplemented or otherwise modified from time to time.

            "PRICING INCREMENT" means (i) 0.50% PER ANNUM for Base Rate Advances comprising  all or a part of the Revolving  Credit Loans and 0.75% PER ANNUM for
Base Rate Advances  comprising all or a part of the Term Loan and (ii) 2.50% PER
ANNUM for LIBOR Rate Advances  comprising all or a part of the Revolving  Credit
Loans and 2.75% PER ANNUM for LIBOR Rate  Advances  comprising  all or a part of the Term Loan.

            "PROHIBITED  TRANSACTION"  has  the  meaning  specified  in  Section
6.1(x)(v).

            "PROPERTY" means any real property owned,  leased or controlled by a
Borrower or any Subsidiary of a Borrower.

            "QUALIFICATION"  or "QUALIFIED" means, with respect to any report of
independent  public  accountants  covering  Financial  Statements,   a  material
qualification  to such report (i)  resulting  from a limitation  on the scope of examination of such Financial  Statements or the underlying data, (ii) as to the capability of a Borrower or any other Borrower to continue operations as a going concern or (iii) which could be eliminated by changes in Financial Statements or notes thereto  covered by such report (such as by the creation of or increase in a  reserve  or a  decrease  in the  carrying  value of  assets)  and which if so eliminated  by the making of any such  change and after  giving  effect  thereto would result in a Default or an Event of Default.

                                      -14-

            "RECEIVABLES"  means all  present  and future  accounts,  contracts, contract rights, promissory notes, chattel paper, documents, tax refunds, rights to receive tax refunds,  bonds,  certificates,  insurance  policies  (including, without  limitation,  claims under health care  insurance  policies),  insurance
proceeds,    patents,   patent   applications,    copyrights   (registered   and
unregistered),  royalties,  licenses, permits, franchise rights, authorizations, customer  and  supplier  lists,  rights  of  indemnification,  contribution  and subrogation,  leases,  computer  tapes,  programs,  discs  and  software,  trade secrets,  computer service contracts,  trademarks,  trade names,  service marks, service  names,  domain  names,  logos,  goodwill,  deposits,  causes  of action
(including,  without  limitation,  commercial  tort  claims),  choses in action, judgments,  designs, blueprints, plans, know-how, all other general intangibles, claims  against  third  parties of every kind or  nature,  drafts,  acceptances, letters of credit,  rights to receive  payments  under  letters of credit,  book accounts, deposit and other accounts and all money, balances,  credits, deposits or other financial assets therein or represented  thereby,  credits and reserves and all forms of obligations whatsoever owing, instruments,  documents of title, leasehold  rights in any  goods,  and books,  ledgers,  files and  records  with respect to any collateral or security,  together with all supporting obligations and all right,  title,  security and guaranties  with respect to any Receivable, including any right of stoppage in transit.

            "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

            "REQUIREMENT  OF LAW" means (i) the  Governing  Documents,  (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental  Authority or (iii) any franchise,  license,  lease,  permit, certificate,  authorization,  qualification,  easement,  right of way,  or other right or approval binding on a Borrower or any of its property.

            "RESPONSIBLE  OFFICER"  means the  President,  the  Chief  Executive
Officer,  the Chief Financial Officer,  the principal  accounting officer or the
Chief Operating Officer of a Borrower.

            "REVOLVING  CREDIT  LOANS"  has the  meaning  specified  in  Section
2.1(a).

            "REVOLVING CREDIT NOTE" has the meaning specified in Section 2.1(c).

            "RFI" has the meaning specified in the introductory paragraph.

            "SALE  DISPUTE"  means  any  litigation,   arbitration,   settlement
negotiations or other dispute,  proceeding or negotiation  involving  terminated sales processes related to Del Medical, RFI or Villa Sistemi.

            "SECURITIES  ACCOUNT" has the meaning  specified in Section 8-501 of the Code.

                                      -15-

            "SECURITY  DOCUMENTS"  means  the  Lockbox  Agreement,   the  Pledge
Agreement,  the Intellectual  Property  Security  Agreement,  the Mortgage,  any
Control Agreement and any other agreement delivered in connection herewith which purports  to grant a Lien in favor of the  Lender  to  secure  all or any of the
Obligations.

            "SHAREHOLDER  CLASS ACTION  LAWSUIT" means the action brought in the
United  States  District  Court for the SOUTHERN  DISTRICT of NEW YORK  entitled
PHILIP MALEY, ET AL. V. DEL GLOBAL TECHNOLOGIES CORPORATION, ET AL., Case No. 00
Civ. 8495.

            "SHAREHOLDER  SUBORDINATED  INDEBTEDNESS"  means the indebtedness of
Del Global in favor of the plaintiffs in the Shareholder Class Action Lawsuit.

            "SINKING FUND RESERVE" has the meaning specified in Section 2.1(a).

            "SOLVENT"  means,  when used with respect to any Person,  that as of the date as to which such Person's solvency is to be measured:

                  (i) the fair saleable  value of its assets is in excess of (A)
            the  total  amount  of  its   liabilities   (including   contingent,
            subordinated,  absolute, fixed, matured,  unmatured,  liquidated and unliquidated  liabilities)  and (B) the amount that will be required to pay the  probable  liability  of such Person on its debts as such debts become absolute and matured;

                  (ii) it has sufficient capital to conduct its business; and

                  (iii) it is able to meet its debts as they mature.

            "SUBSIDIARY"  means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other  governing  body,  or to appoint the majority of the managers of, such corporation or other entity.

            "TANGIBLE  NET  WORTH"  means,  with  respect  to Del Global and its
Subsidiaries  on  a  consolidated  basis,  (i)  total  assets,  which  shall  be determined  in  accordance  with  GAAP,  except  that  there  shall be  excluded therefrom (A) all obligations due to Del Global or any of its Subsidiaries  from another  Subsidiary  or other  Affiliate  thereof (LESS all  Liabilities  of Del
Global  or any  of  its  Subsidiaries  to an  Affiliate  thereof)  and  (B)  all
intangible  assets  including,  without  limitation,   organizational  expenses,
patents,  trademarks,  copyrights,  goodwill, covenants not to compete, research and development costs,  training costs,  treasury stock, deferred tax assets and all unamortized debt discount and deferred charges, LESS (ii) total Liabilities.

            "TERM LOAN" has the meaning specified in Section 2.2(a).

            "TERM NOTE" has the meaning specified in Section 2.2(b).

            "TERMINATION EVENT" means (i) a Reportable Event with respect to any
Pension Plan or  Multiemployer  Plan;  (ii) the  withdrawal of a Borrower or any
ERISA  Affiliate  from a  Pension  Plan  during  a plan  year in  which it was a
"substantial  employer" (as defined in Section  4001(a)(2) of ERISA);  (iii) the providing  of  notice  of  intent to  terminate  a  Pension  Plan in a  distress

                                      -16-

termination (as described in Section 4041(c) of ERISA);  (iv) the institution by the PBGC of proceedings to terminate a Pension Plan or  Multiemployer  Plan; (v)
any event or condition that is reasonably likely (A) to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer,  any  Pension  Plan  or  Multiemployer  Plan,  or (B) to  result  in termination of a Multiemployer  Plan pursuant to Section 4041A of ERISA; or (vi)
the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

            "TYPE" means a Base Rate Advance or a LIBOR Rate Advance.

            "VILLA EURO NOTE" means the Loan  Agreement,  dated as of  September
23, 2004, by and between Del Global and Villa  Sistemi,  in a maximum  principal amount of  (euro)500,000,  as amended by the First  Amendment to Loan Agreement, dated as of October 22, 2004, and the Second Amendment to Loan Agreement,  dated as of August 1, 2005.

            "VILLA NOTE" means any note or notes in an  aggregate  amount not to exceed $1,900,000 at any time issued by Del Global to finance the acquisition of the shares of capital  stock of Villa  Sistemi not owned by Del Global as of the
Closing Date.

            "VILLA  SISTEMI" means Villa Sistemi  Medicali,  S.p.A.,  an Italian corporation.

            "WARRANT"  means a warrant to purchase common stock of Del Global at an exercise price of $1.50 per share issued by Del Global in connection with the
Shareholder  Class Action  Lawsuit,  substantially  in the form of Exhibit P, as amended, supplemented or otherwise modified from time to time.

            SECTION 1.2. ACCOUNTING TERMS AND  DETERMINATIONS.  Unless otherwise defined or specified  herein,  all accounting terms used in this Agreement shall be construed  in  accordance  with GAAP,  applied on a basis  consistent  in all material  respects with the Financial  Statements  delivered to the Lender on or
before  the  Closing  Date.  All  accounting   determinations  for  purposes  of
determining  compliance  with Article VIII shall be made in accordance with GAAP as in  effect on the  Closing  Date and  applied  on a basis  consistent  in all material respects with the audited Financial  Statements delivered to the Lender on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial  records,  shall be maintained in accordance  with GAAP. If GAAP shall change from the basis used in preparing the audited Financial  Statements delivered to the Lender on or before the Closing Date, the Compliance  Certificates required to be delivered pursuant to  Section  7.1  shall  include  calculations  setting  forth  the  adjustments necessary to demonstrate  how the Borrowers are in compliance with the Financial
Covenants based upon GAAP as in effect on the Closing Date.

            SECTION 1.3. OTHER TERMS; HEADINGS. Unless otherwise defined herein, terms used herein that are defined in the Uniform  Commercial Code, from time to time in effect in the State of New York (the  "Code"),  shall have the  meanings given in the Code.  An Event of  Default  shall  "continue"  or be  "continuing"
unless and until such Event of Default has been waived or cured within any grace period  specified  therefor  under  Section  9.1.  The headings and the Table of
Contents  are  for  convenience  only  and  shall  not  affect  the  meaning  or construction  of any  provision  of this  Agreement.  Whenever  the  context may

                                      -17-

require,  any pronoun shall include the  corresponding  masculine,  feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be  followed  by the  phrase  "without  limitation".  The word  "will"  shall be construed  to have the same meaning and effect as the word  "shall".  Unless the context requires  otherwise (i) any definition of or reference to any agreement, instrument  or other  document  herein or in any other  Loan  Document  shall be construed as referring to such  agreement,  instrument or other document as from time to  time  amended,  supplemented  or  otherwise  modified  (subject  to any restrictions on such amendments,  supplements or modifications  set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed  to include such  Person's  successors  and  assigns,  (iii) the words
"herein",  "hereof"  and  "hereunder",  and words of  similar  import,  shall be construed to refer to this  Agreement in its entirety and not to any  particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and
Schedules  shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property"  shall be  construed  to have the same  meaning  and effect and to refer to any and all tangible and  intangible  assets and  properties,  including  cash,  securities, accounts and contract rights.

                                  ARTICLE II.

                              THE CREDIT FACILITIES

            SECTION 2.1. THE REVOLVING CREDIT LOANS.

            (a) The Lender  agrees,  subject to Section  2.5 and the other terms and conditions of this Agreement,  to make loans (the "Revolving  Credit Loans")
to the  Borrowers,  from time to time from the Closing Date to but excluding the
Expiration Date, at the  Administrative  Borrower's request to the Lender, in an aggregate principal amount at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired Letters of Credit, does not exceed
(i) 85% of Eligible Receivables PLUS (ii) 40% of Eligible Inventory,  all of the
foregoing LESS such reserves as the Lender may establish in its sole  discretion including,  without  limitation,  (A) so  long as the  Shareholder  Subordinated
Indebtedness has not (I) been refinanced with new subordinated debt on terms and conditions  satisfactory to the Lender or (II) had its maturity date extended to a date that is at least ninety days after the  Expiration  Date,  the Lender and the Borrowers agree that, commencing March 1, 2006, there shall be an additional reserve (the "Sinking Fund  Reserve") of $100,000,  which reserve shall increase by $100,000 on the first Business Day of each month  thereafter  until September
1, 2006,  at which time such  reserve  shall  increase  by $375,000 on the first
Business  Day of each month  thereafter  commencing  September 1, 2006 and (B) a reserve in an amount equal to twice the amount of any dilution of the Borrower's
Receivables from time to time (the "Borrowing Base"); PROVIDED, HOWEVER, that in no event  shall the  aggregate  amount  of the  Revolving  Credit  Loans and the
Letters of Credit  outstanding at any time (x) in respect of Eligible  Inventory exceed $2,000,000 or (y) exceed the Maximum Amount of the Revolving Facility.

            (b) The  Lender,  at any  time  in the  exercise  of its  reasonable discretion, may (i) establish and increase or decrease reserves against Eligible
Receivables  and  Eligible  Inventory,  (ii)  reduce the advance  rates  against
Eligible Receivables and Eligible Inventory, or thereafter increase such advance rates to any level equal to or below the advance  rates in effect on the Closing

                                      -18-

Date and (iii) impose  additional  restrictions  (or  eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible  Receivables"
and "Eligible Inventory."

            (c) The  Revolving  Credit  Loans shall be evidenced by a promissory note payable to the order of the Lender,  substantially in the form of Exhibit A
(as  amended,  supplemented  or  otherwise  modified  from  time  to  time,  the
"Revolving Credit Note"),  executed by the Borrowers and delivered to the Lender on the Closing  Date.  The  Revolving  Credit Note shall be in a stated  maximum principal amount equal to the Maximum Amount of the Revolving Facility.

            (d) The  Revolving  Credit Loans shall be payable in full,  with all interest  accrued  thereon,  on the  Expiration  Date. The Borrowers may borrow, repay and reborrow  Revolving  Credit Loans,  in whole or in part, in accordance with the terms hereof.

            SECTION 2.2. THE TERM LOAN.

            (a) The Lender  agrees,  subject to the terms and conditions of this
Agreement,  to make a term  loan to the  Borrowers  on the  Closing  Date in the principal amount of $2,000,000 (the "Term Loan").

            (b) The Term Loan shall be evidenced by a promissory note payable to the order of the  Lender,  substantially  in the form of Exhibit B (as  amended, supplemented or otherwise modified from time to time, the "Term Note"), executed by the Borrowers and delivered to the Lender on the Closing Date.  The Term Note shall be payable to the order of the Lender in a stated  principal  amount equal to $2,000,000.

            (c) The  principal  amount  of the Term  Loan  shall be  payable  in thirty-six  equal and consecutive  monthly  installments of $16,666.66,  each of which shall be payable on the first Business Day of each month,  commencing with the month  immediately  following  the Closing  Date,  PROVIDED  that the entire outstanding  principal  amount of the Term Loan,  together  with all accrued and unpaid interest  thereon,  shall become due and payable on the Expiration  Date.
Amounts repaid on account of the Term Loan may not be reborrowed.

            SECTION 2.3. PROCEDURE FOR BORROWING;  NOTICES OF BORROWING; NOTICES
OF CONTINUATION; NOTICES OF CONVERSION.

            (a) Each borrowing of Loans (each,  a "Borrowing")  shall be made on notice,  given not later than  12:00 Noon (New York time) on the third  Business
Day  prior to the date of the  proposed  Borrowing  in the case of a LIBOR  Rate
Advance,  and not later  than  12:00  Noon  (New  York  time) on the date of the proposed  Borrowing in the case of a Base Rate  Advance,  by the  Administrative
Borrower to the Lender.  Each such notice of a Borrowing  shall be by telephone, confirmed  immediately  in writing (by  telecopier  or  otherwise  as  permitted hereunder),  substantially  in the form of Exhibit G (a "Notice of  Borrowing"), specifying  therein  the  requested  (i) date of such  Borrowing,  (ii)  Type of
Advance  comprising such Borrowing,  (iii)  aggregate  principal  amount of such
Borrowing and (iv) Interest Period, in the case of a LIBOR Rate Advance.

                                      -19-

            (b)  With  respect  to any  Borrowing  consisting  of a  LIBOR  Rate
Advance,  the Borrowers may,  subject to the provisions of Section 2.3(d) and so long as all the conditions set forth in Article V have been fulfilled,  elect to maintain  such  Borrowing  or any  portion  thereof as a LIBOR  Rate  Advance by selecting a new Interest  Period for such  Borrowing,  which new Interest Period shall  commence  on the  last  day of the  Interest  Period  then  ending.  Each selection of a new Interest  Period (a  "Continuation")  shall be made by notice given not later than 12:00 Noon (New York time) on the third  Business Day prior to the date of any  such  Continuation  by the  Administrative  Borrower  to the
Lender. Each notice by the Administrative Borrower of a Continuation shall be by telephone,  confirmed  immediately  in writing (by  telecopier  or  otherwise as permitted  hereunder),  substantially  in the form of  Exhibit H (a  "Notice  of
Continuation"),   specifying  whether  the  Advance  subject  to  the  requested
Continuation  comprises part (or all) of the Revolving  Credit Loans or the Term
Loan and the requested (i) date of such  Continuation,  (ii) Interest Period and
(iii) aggregate amount of the Advance subject to such Continuation,  which shall comply with all limitations on Loans hereunder.  Unless, on or before 12:00 Noon
(New York time) of the third Business Day prior to the expiration of an Interest
Period,  the  Lender  shall  have  received  a Notice of  Continuation  from the
Administrative  Borrower for the entire  Borrowing  consisting of the LIBOR Rate
Advance  outstanding  during such  Interest  Period,  any amount of such Advance comprising  such  Borrowing  remaining  outstanding  at the end of such Interest
Period (or any unpaid  portion of such Advance not covered by a timely Notice of
Continuation)  shall,  upon the expiration of such Interest Period, be Converted to a Base Rate Advance.

            (c) The  Borrowers  may on any  Business  Day upon notice (each such notice, a "Notice of Conversion")  given by the  Administrative  Borrower to the
Lender,  and subject to the  provisions  of Section  2.3(d),  Convert the entire amount of or a portion  of an  Advance  of one Type into an  Advance  of another
Type;  PROVIDED,  HOWEVER,  that (i) the  Borrowers  may not Convert a Base Rate
Advance  into a LIBOR Rate  Advance if an Event of Default  (or a Default  under clause  (v)  of  the  definition  of  Insolvency  Event)  has  occurred  and  is continuing,  and (ii) any  Conversion  of a LIBOR Rate  Advance into a Base Rate
Advance  shall be made on, and only on, the last day of an  Interest  Period for such LIBOR Rate Advance. Each such Notice of Conversion shall be given not later than  12:00 Noon (New York  time) on the  Business  Day prior to the date of any proposed Conversion into a Base Rate Advance and on the third Business Day prior to the date of any proposed Conversion into a LIBOR Rate Advance. Subject to the restrictions  specified above,  each Notice of Conversion shall be by telephone, confirmed  immediately  in writing (by  telecopier  or  otherwise  as  permitted hereunder), substantially in the form of Exhibit I, specifying (i) the requested date of such  Conversion,  (ii) the Type of Advance to be  Converted,  (iii) the
requested  Interest  Period,  in the  case of a  Conversion  into a  LIBOR  Rate
Advance,  and (iv) the amount of such Advance to be  Converted  and whether such amount  comprises part (or all) of the Revolving  Credit Loans or the Term Loan.
Each  Conversion  shall be in an aggregate  amount not less than  $500,000 or an integral multiple of $100,000 in excess thereof.

            (d)  Anything  in  subsection  (b) or  (c)  above  to  the  contrary notwithstanding,

                  (i) if,  at least  one  Business  Day  before  the date of any requested LIBOR Rate Advance,  the  introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental  authority asserts that it is unlawful,  for the Lender or any of its Affiliates to perform its obligations  hereunder  to make a LIBOR  Rate  Advance or to fund or

                                      -20-

            maintain a LIBOR Rate Advance hereunder  (including in the case of a
            Continuation  or a  Conversion),  the  Lender  shall  promptly  give written notice of such circumstance to the Administrative  Borrower, and the right of the  Borrowers  to select a LIBOR Rate  Advance for such Borrowing or any subsequent Borrowing (including a Continuation or a Conversion) shall be suspended until the circumstances  causing such  suspension no longer exist,  and any Advance  comprising  such requested Borrowing shall be a Base Rate Advance;

                  (ii) if, at least one Business Day before the first day of any
            Interest  Period,  the Lender is unable to determine  the LIBOR Rate
            for  LIBOR  Rate  Advances   comprising  any  requested   Borrowing,
            Continuation  or Conversion,  the Lender shall promptly give written notice of such circumstance to the Administrative  Borrower, and the right of the Borrowers to select or maintain LIBOR Rate Advances for such Borrowing or any subsequent  Borrowing shall be suspended until the  Lender  shall  notify  the  Administrative  Borrower  that  the circumstances  causing  such  suspension  no longer  exist,  and any
            Advance comprising such Borrowing shall be a Base Rate Advance;

                  (iii) if the Lender  shall,  at least one  Business Day before
            the  date  of  any  requested   Borrowing  or  Continuation  of,  or
            Conversion  into, a LIBOR Rate  Advance,  notify the  Administrative
            Borrower that the LIBOR Rate for Advances comprising such Borrowing,
            Continuation or Conversion  will not adequately  reflect the cost to the Lender of making or funding  Advances  for such  Borrowing,  the right of the  Borrowers  to  select  LIBOR  Rate  Advances  shall be suspended until the Lender shall notify the Administrative  Borrower that the circumstances  causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

                  (iv) there shall not be outstanding at any time more than five
            Borrowings which consist of LIBOR Rate Advances;

                  (v) each Borrowing which consists of LIBOR Rate Advances shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof;

                  (vi)  not  more  than  80% of the  principal  amount  of Loans outstanding at any time shall consist of LIBOR Rate Advances;

                  (vii) the principal amount of the Term Loan amortizing  within ninety days of any date of determination  shall not consist of LIBOR
            Rate Advances; and

                  (viii) if an Event of Default has occurred and is  continuing, no LIBOR Rate  Advances  may be borrowed or continued as such and no
            Base Rate Advance may be converted into a LIBOR Rate Advance.

                                      -21-

            (e) Each Notice of Borrowing,  Notice of Continuation  and Notice of
Conversion  shall be  irrevocable  and binding on the  Borrowers.  The Borrowers agree, jointly and severally,  to indemnify the Lender against any loss, cost or expense  incurred by the Lender as a result of (i) default by the  Borrowers  in making a Borrowing of,  Conversion  into or Continuation of a LIBOR Rate Advance after the  Administrative  Borrower has given notice  requesting the same,  (ii)
default by the  Borrowers  in  payment  when due of the  principal  amount of or interest  on any  LIBOR  Rate  Advance  or (iii)  the  making  of a  payment  or prepayment  of a LIBOR  Rate  Advance  on a day  which is not the last day of an
Interest Period with respect thereto,  including,  without limitation,  any loss
(including loss of anticipated  profits),  cost or expense incurred by reason of the  liquidation  or  reemployment  of deposits  or other funds  acquired by the
Lender to fund such Advance.

            SECTION  2.4.  APPLICATION  OF  PROCEEDS.  The proceeds of the Loans shall be used by the Borrowers (i) to refinance their existing indebtedness with
GE  Business  Capital  Corporation,  (ii)  for  their  general  working  capital purposes,  (iii) for expenses incurred by the Borrowers in connection  herewith, which  expenses  shall be subject to the Lender's  approval,  (iv) to permit the establishment of a reserve to pay the Shareholder Subordinated Indebtedness upon its maturity and (v) to fund settlement costs in connection with the Outstanding
Disputes.

            SECTION 2.5.  MAXIMUM  AMOUNT OF THE REVOLVING  FACILITY;  MANDATORY
PREPAYMENTS; OPTIONAL PREPAYMENTS.

            (a) In no event shall the sum of the aggregate outstanding principal balances of the Revolving  Credit Loans and the aggregate  undrawn amount of all unexpired Letters of Credit exceed the lesser of (i) the Borrowing Base and (ii)
the Maximum Amount of the Revolving Facility.

            (b) In addition to any  prepayment  required as a result of an Event of Default  hereunder,  the Loans shall be subject to  mandatory  prepayment  as follows:

                  (i)   immediately   upon   discovery   by  or  notice  to  the
            Administrative  Borrower that any of the lending limits set forth in
            Section  2.1(a)  or  Section  2.5(a)  has been  exceeded,  an amount
            sufficient  to  reduce  the  outstanding   balances  of  the  Loans,
            Collateralize  outstanding  Letters  of Credit,  or any  combination thereof,  to the applicable  maximum allowed amount shall become due and payable by the  Borrowers  without the  necessity of a demand by the Lender;

                  (ii) the  outstanding  principal  amount of the Loans shall be immediately  prepaid  by an  amount  equal  to 100% of all Net  Cash
            Proceeds which shall be applied FIRST, to the outstanding  principal amount of the Term Loan in inverse order of maturity and SECOND,  to the outstanding principal amount of the Revolving Credit Loans;

                  (iii)  the  maximum  amount  of the Term Loan was fixed by the
            Lender  based upon the  Lender's  determination,  in its  reasonable discretion,  of the fair market value of the Property secured by the
            Mortgage as of the Closing Date and is subject to redetermination by the Lender in its reasonable judgment, based on an updated appraisal of the Property performed by a duly certified appraiser,  on written

                                      -22-

            notice  to the  Administrative  Borrower;  and the  Borrowers  shall prepay  the Term Loan upon the  Lender's  demand in an amount  based upon the difference (if positive) between the outstanding  principal amount of the Term  Loan and such  value as  redetermined,  any such prepayment to be applied to the outstanding  principal amount of the
            Term Loan in inverse order of maturity;

                  (iv) if at any time a Sinking Fund  Reserve  exists and Excess
            Availability  is less than or equal to zero, the entire  outstanding principal amount of the Loans,  together with all accrued and unpaid interest  thereon and all fees,  costs and  expenses  payable by the
            Borrowers  hereunder,  shall become due and payable on the date that
            is  thirty  days  before  the  maturity  date  of  the   Shareholder
            Subordinated Indebtedness; and

                  (v) the  entire  outstanding  principal  amount of the  Loans, together with all accrued and unpaid interest  thereon and all fees, costs and expenses payable by the Borrowers hereunder,  shall become due and payable on the Expiration Date.

            SECTION 2.6. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The
Lender  shall  maintain  an  account  on its books in the name of the  Borrowers jointly  (the "Loan  Account") in which the  Borrowers  will be charged with all loans and advances  made by the Lender to the  Borrowers  or for the  Borrowers'
account,   including  the  Loans,   interest,   fees,  expenses  and  any  other
Obligations.  The Loan Account will be credited with all amounts received by the
Lender from the Borrowers or for the Borrowers' account, including, as set forth below,  all amounts  received  from North Fork Bank.  The Lender  shall send the
Administrative  Borrower a monthly statement reflecting the activity in the Loan
Account.  Each such  statement  shall be an  account  stated and shall be final, conclusive and binding on the Borrowers, absent manifest error.

            SECTION 2.7. COLLECTION OF RECEIVABLES.

            (a) At all times during the term of this  Agreement,  the  Borrowers shall maintain, pursuant to the Lockbox Agreement, lockboxes (collectively,  the
"Lockbox") and a blocked  account with North Fork Bank in the name of the Lender as secured party (the "Blocked  Account").  The Borrowers  shall  instruct their account debtors to remit to a Lockbox all checks, drafts and other documents and
instruments  evidencing   remittances  in  payment   (collectively,   "Items  of
Payment"). Items of Payment remitted to the Blocked Account will be processed in accordance with the Lockbox Agreement.

            (b) So long as no Event of Default has occurred  and is  continuing, the Lender shall apply all amounts  deposited in the Blocked  Account FIRST,  to costs and expenses that are then due and payable by the Borrowers under the Loan
Documents,  SECOND, to accrued and unpaid interest that is payable hereunder and under the Notes,  THIRD, to the outstanding  principal  amount of the Loans, and
FOURTH,  for credit to the Borrowers' demand deposit account maintained at North
Fork Bank. All Collections and other amounts  received by the Borrowers from any account debtor, in addition to all other cash received by the Borrowers from any other source,  shall, upon receipt,  be deposited into the Blocked Account.  The
Borrowers  will at all times (i) not  commingle any Items of Payment with any of their other funds or property,  but will  segregate them from their other assets

                                      -23-

and will hold  them in trust  and for the  account  and as the  property  of the
Lender and (ii)  endorse  any Item of  Payment.  The Lender will credit all such payments to the Loan Account, conditional upon final collection;  credit will be given only for cleared funds  received prior to 2:00 p.m. (New York time) by the
Lender.  The Loan  Account will be credited  only with the net amounts  actually received by the Lender.

            (c)  Notwithstanding  anything to the  contrary in this Section 2.7, upon the  occurrence  and during the  continuance  of an Event of  Default,  the
Lender  may apply all  amounts  deposited  in a  Blocked  Account  to any of the
Obligations  and  in any  order  as it  may  elect  in  its  sole  and  absolute discretion.

            SECTION 2.8. TERM. The term of this Agreement  shall be for a period from  the  Closing  Date to but not  including  August  1,  2008  unless  sooner terminated in accordance with the terms of this Agreement.  Notwithstanding  the foregoing,  the Borrowers shall have no right to terminate this Agreement at any time that any  principal  of or  interest  on any of the  Loans is  outstanding, except upon  prepayment of all  Obligations  and the  satisfaction  of all other conditions set forth in the Loan Documents with respect thereto.

            SECTION 2.9. PAYMENT PROCEDURES.

            (a) The  Borrowers  hereby  authorize  the Lender to charge the Loan
Account with the amount of all interest, fees, expenses and other payments to be made hereunder and under the other Loan Documents. The Lender may, but shall not be obligated to, discharge the Borrowers'  payment  obligations  hereunder by so charging the Loan Account.

            (b) Whenever any payment to be made hereunder  shall be stated to be due on a day that is not a Business  Day,  the  payment  may be made on the next succeeding Business Day (except as specified in clause (ii) of the definition of
"Interest  Period")  and  such  extension  of  time  shall  be  included  in the computation of the amount of interest due hereunder.

            SECTION 2.10. LETTERS OF CREDIT. The Lender, upon the request of the
Administrative  Borrower, shall use its best efforts to cause North Fork Bank or another bank acceptable to the Lender to issue for the account of one or more of the Borrowers  Letters of Credit of a tenor and containing  terms  acceptable to the Lender and the issuer of such Letter of Credit,  in a maximum aggregate face amount  outstanding at any time not to exceed Two Million Dollars  ($2,000,000),
PROVIDED  that no Letter of  Credit  shall  have an  expiration  date  after the
Expiration Date. The term of any Letter of Credit shall not exceed three hundred sixty days from the date of issuance,  subject to renewal in accordance with the terms thereof, but in no event to a date beyond the Expiration Date. All Letters of Credit  shall be subject to the  limitations  set forth in Section 2.5, and a sum equal to the aggregate amount of all outstanding  Letters of Credit shall be
included  in  calculating   outstanding  amounts  for  purposes  of  determining
compliance  with  Section 2.5.  Upon each  drawing or payment  under a Letter of
Credit,  the  amount of such  drawing  or payment  for all  purposes  under this
Agreement  shall become and be deemed to be,  without any further  action on the part of any Person,  a  Revolving  Credit Loan made by the Lender on the date of such drawing or payment (but without any  requirement  for  compliance  with the conditions  precedent to the making of Loans contained in this Agreement) which, in the case of any  Letter of Credit  denominated  in any  currency  other  than
Dollars, shall be denominated in Dollars at the Equivalent Amount.

                                      -24-

            SECTION  2.11.  PUBLICITY.  The Lender may,  with the consent of the
Administrative  Borrower (which shall not be unreasonably  withheld or delayed), publish a tombstone or similar  advertising  material  relating to the financing transactions contemplated by this Agreement. The Lender shall provide a draft of any  such  tombstone  or  similar  advertising  material  to the  Administrative
Borrower  for review and  comment  before the  publication  thereof.  The Lender reserves  the right to  provide  to  industry  trade  organizations  information necessary and customary for inclusion in league table measurements.

                                  ARTICLE III.

                                    SECURITY

            SECTION 3.1. GENERAL.  To secure the prompt and complete payment and performance when due (whether at stated maturity,  by acceleration or otherwise)
of all of the  Obligations,  each of the Borrowers hereby grants to the Lender a
Lien on and security interest in all of its right,  title and interest in and to its Receivables,  Equipment,  Property, Inventory and Investment Property (other than the shares of capital stock of Villa Sistemi owned by Del Global), wherever located,  whether  now  owned  or  hereafter  acquired,  and all  additions  and accessions thereto and substitutions and replacements  therefor and improvements thereon,  and all proceeds  (whether in the form of cash or other  property) and products  thereof  including,  without  limitation,  all  proceeds of  insurance covering  the same and all tort  claims  in  connection  therewith.  As  further security for the Obligations, and to provide other assurances to the Lender, the
Lender shall receive, among other things:

            (a) the Lockbox Agreement and any Control Agreement;

            (b) the Pledge Agreement;

            (c) the Mortgage; and

            (d) the Intellectual Property Security Agreement.

This Agreement shall constitute a security agreement for purposes of the Code.

            SECTION 3.2. FURTHER SECURITY.  Each of the Borrowers also grants to the Lender, as further security for all of the Obligations,  a security interest in all of its right,  title and interest in and to all property of such Borrower in the  possession  of or deposited  with or in the custody of the Lender or any
Affiliate of the Lender or any  representative,  agent or  correspondent  of the
Lender and in all present and future deposit accounts as that term is defined in the Code.  For purposes of this  Agreement,  any property in which the Lender or any such Affiliate has any security or title retention  interest shall be deemed to be in the custody of the Lender or of such Affiliate.

            SECTION 3.3. RECOURSE TO SECURITY. Recourse to security shall not be required  for any  Obligation  hereunder  and each  Borrower  hereby  waives any requirement  that the Lender exhaust any right or take any action against any of the  Collateral  before  proceeding  to enforce  the  Obligations  against  such
Borrower.

                                      -25-

            SECTION 3.4. SPECIAL PROVISIONS RELATING TO INVENTORY.

            (a) ALL INVENTORY. The security interest in the Inventory granted to the Lender  hereunder  shall continue  through all steps of manufacture and sale and attach  without  further act to raw  materials,  work in  process,  finished goods,  returned  goods,  documents  of title  and  warehouse  receipts,  and to proceeds  resulting from the sale or other disposition of such Inventory.  Until all of the  Obligations  have been  satisfied,  all  Letters of Credit have been terminated or  Collateralized  and the Lender has no obligation to make Loans or to use its best efforts to cause Letters of Credit to be issued  hereunder,  the
Lender's  security  interest in such Inventory and in all proceeds thereof shall continue  in full force and effect and the Lender  shall  have,  in its sole and absolute  discretion  at any time if an Event of  Default  has  occurred  and is continuing or the Lender  believes  that fraud has  occurred,  the right to take physical  possession  of such  Inventory and to maintain it on the premises of a
Borrower,  in a public warehouse,  or at such other place as the Lender may deem appropriate.  If the  Lender  exercises  such right to take  possession  of such
Inventory,  the Borrowers  will,  upon demand,  and at the  Borrowers'  cost and expense,  assemble such Inventory and make it available to the Lender at a place or places convenient to the Lender.

            (b) NO LIENS.  All Inventory of each Borrower shall be maintained at the locations therefor shown on Schedule 6.1(b), except for Inventory moved from such  locations  solely for the purpose of sale in the  ordinary  course of such
Borrower's  business and  Inventory in transit from one such location to another such  location  in the  ordinary  course  of such  Borrower's  business  with an aggregate  value not greater  than  $100,000 at any time.  If sales are made for cash, the applicable Borrower shall immediately deliver to the Lender the checks or other  forms  of  payment  which it  receives,  together  with any  necessary endorsements.

            (c) FURTHER ASSURANCES. Each Borrower will perform any and all steps that the Lender may request to perfect the Lender's  security  interests in such
Borrower's  Inventory  including,  without  limitation,  placing and maintaining signs,  executing and filing  financing or  continuation  statements in form and substance  satisfactory to the Lender,  maintaining stock records and conducting lien searches. In each case, each Borrower shall take such action as promptly as possible  after  requested by the Lender but in any event  within five  Business
Days after any such  request is made except that such  Borrower  shall take such action  immediately  upon the Lender's  request  following the  occurrence of an
Event of Default. If any Borrower's Inventory is in the possession or control of any Person other than a purchaser in the ordinary course of business or a public warehouseman  where  the  warehouse  receipt  is in the  name  of or held by the
Lender, such Borrower shall notify such Person of the Lender's security interest therein and, upon request,  instruct such Person to  acknowledge  in writing its agreement to hold all such  Inventory  for the benefit of the Lender and subject to the Lender's  instructions.  If so requested by the Lender, each Borrower (as promptly as possible after  requested by the Lender but in any event within five
Business  Days after any such  request is made) will  deliver  (i) to the Lender warehouse  receipts  covering  any  of  such  Borrower's  Inventory  located  in warehouses  showing  the  Lender  as the  beneficiary  thereof  and  (ii) to the warehouseman such agreements  relating to the release of warehouse  Inventory as the  Lender  may  request.  A physical  verification  of all of each  Borrower's
Inventory  wherever located will be taken by such Borrower at least every twelve months and, in any case,  as often as  reasonably  requested by the Lender and a copy of such physical verification shall be promptly thereafter submitted to the

                                      -26-

Lender.  Each  Borrower  shall also  submit to the Lender a copy of the  summary compilation of any physical inventories (which shall be taken annually unless an
Event of Default has occurred and is continuing,  in which case such compilation shall be submitted as frequently as reasonably  requested by the Lender) of such
Borrower as observed and tested by its  independent  auditors in accordance with generally  accepted auditing  standards and GAAP. If so requested by the Lender, each  Borrower  shall execute and deliver to the Lender a  confirmatory  written instrument,  in form and substance  satisfactory to the Lender,  listing all its
Inventory,  but any  failure to  execute or deliver  the same shall not limit or otherwise affect the Lender's security  interest in and to such Inventory.  Each
Borrower  shall  deliver  a  weekly  report  of its  Inventory,  based  upon its perpetual inventory,  which shall describe such Inventory by category,  item (in reasonable  detail) and  location  and report the then  appraised  value (at the lower of cost or market) of such Inventory and its location.

            (d) INVENTORY RECORDS.  Each Borrower shall maintain full,  accurate and complete records of its Inventory  describing the kind, type and quantity of such  Inventory and such  Borrower's  cost therefor,  withdrawals  therefrom and additions thereto,  including a perpetual  inventory for raw materials,  work in process (to the extent available) and finished goods.

            SECTION 3.5. SPECIAL PROVISIONS RELATING TO RECEIVABLES.

            (a) INVOICES,  ETC. On the Lender's request therefor,  each Borrower shall  furnish to the Lender  copies of invoices to  customers  and shipping and delivery receipts or warehouse receipts thereof.  Each Borrower shall deliver to the Lender (i) the originals of all letters of credit, notes, and instruments in its  favor,  in  each  case  in  an  amount  greater  than  $25,000,  (ii)  such endorsements or assignments related thereto as the Lender may reasonably request and (iii)  the  written  consent  of the  issuer of any  letter of credit to the assignment  of the  proceeds  of such  letter of credit by such  Borrower to the
Lender.

            (b) RECORDS,  COLLECTIONS,  ETC. Each Borrower shall promptly report all customer credits to the Lender. Each Borrower shall notify the Lender of all returns and recoveries of merchandise and of all claims asserted with respect to merchandise, in each case with a value in excess of $25,000. Each Borrower shall promptly  report to the Lender  each such  return,  repossession  or recovery of merchandise,  providing the Lender with a description  of such  merchandise.  No
Borrower  shall  settle or adjust any  dispute or claim,  or grant any  discount
(except ordinary trade  discounts),  credit or allowance or accept any return of merchandise, except in the ordinary course of its business, without the Lender's consent.  Upon the occurrence and during the  continuance of an Event of Default or at any time that the Lender believes that fraud has occurred,  the Lender may
(i) settle or adjust  disputes  or claims  directly  with  account  debtors  for amounts  and upon terms which it  considers  advisable  and (ii) notify  account debtors on a Borrower's  Receivables that such Receivables have been assigned to the Lender,  and that payments in respect  thereof shall be made directly to the
Lender.  Where a Borrower receives collateral of any kind or nature by reason of transactions between itself and its customers or account debtors,  such Borrower will hold the same on the Lender's behalf, subject to the Lender's instructions, and as property  forming part of such Borrower's  Receivables.  Where a Borrower sells goods or  services to a customer  which also sells goods or services to it or which may have other  claims  against  it, such  Borrower  will so advise the
Lender  immediately to permit the Lender to establish a reserve  therefor.  Each
Borrower hereby  irrevocably  authorizes and appoints the Lender,  or any Person

                                      -27-

the Lender may designate, as its attorney-in-fact,  at such Borrower's sole cost and expense, to exercise,  if an Event of Default has occurred and is continuing or the Lender  believes  that fraud has occurred,  all of the following  powers, which being  coupled with an  interest,  shall be  irrevocable  until all of the
Obligations  have been  indefeasibly  paid and satisfied in full in cash: (A) to receive,  take, endorse, sign, assign and deliver, all in the name of the Lender or such Borrower,  any and all checks,  notes,  drafts,  and other  documents or instruments relating to the Collateral;  (B) to receive, open and dispose of all mail  addressed to such Borrower and to notify postal  authorities to change the address for delivery  thereof to such address as the Lender may  designate;  and
(C) to take or bring,  in the name of the  Lender or such  Borrower,  all steps, actions,  suits or  proceedings  deemed by the Lender  necessary or desirable to enforce or effect  collection of such  Borrower's  Receivables  or file and sign such  Borrower's  name on a proof of claim in  bankruptcy  or  similar  document against any obligor of such  Borrower.  Each Borrower shall maintain a record of its electronic  chattel paper that identifies the Lender as the assignee thereof and  otherwise  in a manner such that the Lender has control  over such  chattel paper for purposes of the Code.

            SECTION 3.6. SPECIAL PROVISIONS RELATING TO EQUIPMENT.

            (a) LOCATION.  Each item of Equipment of each Borrower, now owned or hereafter acquired,  will be kept at a location specified in Schedule 6.1(b) and may not be moved without the prior written consent of the Lender.  Each Borrower shall at all times  hereafter  keep correct and accurate  records  itemizing and describing the location,  kind,  type, age and condition of its Equipment,  such
Borrower's cost therefor and accumulated  depreciation thereof, and retirements, sales, or other  dispositions  thereof,  all of which records shall be available during such  Borrower's  usual  business hours on demand to any of the officers, employees or agents of the Lender.

            (b)  REPAIR.  Each  Borrower  shall keep all of its  Equipment  in a satisfactory state of repair and satisfactory  operating condition in accordance with industry standards,  ordinary wear and tear excepted,  and will, consistent with the  exercise of its  reasonable  business  judgment,  make all repairs and replacements  when and where necessary and practical,  will not waste or destroy it or any part  thereof,  and will not be  negligent in the care or use thereof.
Each Borrower shall repair and maintain all of its Equipment in accordance  with industry  practices  in a manner  sufficient  to continue  the  operation of its business as heretofore conducted.  Each Borrower will use or cause its Equipment to be used in  accordance  with law and the  manufacturer's  instructions.  Each
Borrower shall keep its Equipment separate from, and will not annex or affix any of its Equipment to, any part of any Property or any other realty.

            (c) DISPOSAL. Where a Borrower is permitted to dispose of any of its
Equipment under this Agreement or by any consent thereto  hereafter given by the
Lender,  such  Borrower  shall  do so at  arm's  length,  in good  faith  and by obtaining  the  maximum  amount of  recovery  practicable  therefor  and without impairing the operating integrity or value of its remaining Equipment.

            SECTION 3.7.  CONTINUATION OF LIENS, ETC. Each Borrower shall defend the  Collateral  against  all  claims  and  demands  of all  Persons at any time claiming any interest therein,  other than claims relating to Liens permitted by the Loan Documents.  Each Borrower agrees to comply with the requirements of all state and federal laws to grant to the Lender valid and perfected first priority

                                      -28-

security  interests  in the  Collateral  and shall,  upon request of the Lender, obtain a Control  Agreement from any securities  intermediary or depository bank in possession of any of such Borrower's Investment Property or deposit accounts.
The Lender is hereby authorized by each Borrower to sign such Borrower's name on any document or  instrument  as may be  necessary or desirable to establish  and maintain the Liens  covering  the  Collateral  and the  priority  and  continued
perfection  thereof or file any financing or continuation  statements or similar documents or instruments  covering the Collateral whether or not such Borrower's signature  appears  thereon.  Each  Borrower  agrees,  from time to time, at the
Lender's  request,  to file  notices  of Liens,  financing  statements,  similar documents or instruments,  and amendments,  renewals and continuations  thereof, and  cooperate  with  the  Lender's  representatives,  in  connection  with  the continued  perfection  (and the priority  status  thereof) and protection of the
Collateral and the Lender's Liens thereon.  Each Borrower agrees that the Lender may file a carbon,  photographic or other reproduction of this Agreement (or any financing statement related hereto) as a financing statement.

            SECTION  3.8.  POWER OF  ATTORNEY.  In addition to all of the powers granted to the Lender in this Article III,  each  Borrower  hereby  appoints and constitutes  the  Lender  as  such  Borrower's  attorney-in-fact  to  sign  such
Borrower's   name  on  any  financing   statements  or  amendments   thereto  or
continuations  thereof, or to request at any time from customers indebted on its
Receivables  verification  of information  concerning  such  Receivables and the amount  owing  thereon  (provided  that  any  verification  prior to an Event of
Default  shall not contain the Lender's  name),  and,  upon the  occurrence  and during  the  continuance  of an  Event of  Default,  (i) to  convey  any item of
Collateral to any purchaser thereof and (ii) to make any payment or take any act necessary  or  desirable  to protect or preserve  any  Collateral.  The Lender's authority hereunder shall include, without limitation,  the authority to execute and give receipt for any  certificate of ownership or any document,  to transfer title to any item of Collateral  and to take any other  actions  arising from or incident to the powers granted to the Lender under this Agreement. This power of attorney is coupled with an interest and is irrevocable.

                                  ARTICLE IV.

                           INTEREST, FEES AND EXPENSES

            SECTION  4.1.  INTEREST.  The  Borrowers  shall  pay to  the  Lender interest on the Advances,  payable  monthly in arrears on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, at the following rates PER ANNUM:

            (a) BASE RATE ADVANCES. If such Advance is a Base Rate Advance, at a fluctuating  rate  which is equal to (i) the Base Rate then in effect  PLUS (ii)
the  Pricing  Increment,  each  change in such  fluctuating  rate to take effect simultaneously with the corresponding change in the Base Rate.

            (b) LIBOR RATE ADVANCES. If such Advance is a LIBOR Rate Advance, at a rate  which is equal at all times  during the  Interest  Period for such LIBOR
Rate Advance to (i) the LIBOR Rate PLUS (ii) the Pricing Increment.

                                      -29-

            SECTION  4.2.  INTEREST  AND LETTER OF CREDIT  FEES  AFTER  EVENT OF
DEFAULT.  From the date of  occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full and all  Letters of Credit  have  expired or been  terminated  or (ii) such
Event of  Default  shall  have been  cured  within  any grace  period  specified therefor  in Section  9.1 or waived,  interest  on the Loans shall be payable on demand at a rate PER ANNUM equal to the rate that would be otherwise  applicable thereto under Section 4.1 PLUS an additional  two percent (2%) and the letter of credit fee  pursuant to Section  4.4(b)  shall be payable at the rate that would otherwise apply under Section 4.4(b) PLUS an additional two percent (2%).

            SECTION 4.3.  CLOSING FEE. On the Closing Date, the Borrowers  shall pay to the Lender a non-refundable closing fee in the amount of $37,500.

            SECTION 4.4.  UNUSED LINE FEE;  MINIMUM  LOAN FEE;  LETTER OF CREDIT
FEES.

            (a) The Borrowers  shall pay to the Lender on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears,  an unused line fee equal to one-half of one percent  (.50%) PER ANNUM of the  difference,  if positive,  between (i) the
Maximum  Amount of the Revolving  Facility and (ii) the average daily  aggregate outstanding  amount  of the  Revolving  Credit  Loans  PLUS  the  average  daily aggregate  undrawn  amount  of  all  unexpired  Letters  of  Credit  during  the immediately preceding month or portion thereof.

            (b) The Borrowers  shall promptly pay to the Lender all fees charged to the Lender by any issuer of a Letter of Credit which  relate  directly to the opening, amending or drawing under Letters of Credit. In addition, the Borrowers shall pay to the Lender on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears,  a fee equal to two and one-half percent (2.50%) PER ANNUM on the daily average of the amount of the Letters of Credit  outstanding during the preceding month or during the interim  period ending on the  Expiration  Date, as the case may be.

            SECTION 4.5.  COLLATERAL  MANAGEMENT FEE. The Borrowers shall pay to the Lender on the first  Business  Day of each month  commencing  with the month immediately following the Closing Date and on the Expiration Date, in arrears, a collateral management fee in the amount of $1,000.

            SECTION 4.6.  EARLY  TERMINATION  FEE. The Borrowers  shall have the right to terminate  this Agreement at any time on 120 days' prior written notice by the Administrative Borrower to the Lender, PROVIDED that, on the date of such
termination,   all   Obligations,   including  all  amounts   required  for  the
Collateralization  of Letters of Credit and interest,  fees and expenses payable
to  the  date  of  such  termination,   shall  be  paid  in  full.  If  (a)  the
Administrative  Borrower  gives such notice to terminate or (b)(i) the Loans are paid in full or substantially  in full and (ii) the Lender's  obligation to make
Loans or to use its best  efforts  to cause  Letters  of  Credit to be issued is terminated,  including as a result of the Lender terminating, in accordance with
Section 9.2(b), such obligation,  the Borrowers shall pay a fee to the Lender in an amount equal to (a) $160,000 if such  termination  or payment occurs prior to the first  anniversary of the Closing Date or (b) $40,000 if such termination or payment  occurs  on or after  the  first  anniversary  but  prior to the  second anniversary of the Closing Date.

                                      -30-

            SECTION 4.7.  CALCULATIONS.  All  calculations  of interest and fees hereunder shall be made by the Lender on the basis of a year of 360 days for the actual  number of days elapsed in the period for which such interest or fees are payable.  Each  determination  by the Lender of an interest  rate,  fee or other payment  hereunder  shall be  conclusive  and binding for all  purposes,  absent manifest error.

            SECTION  4.8.  INDEMNIFICATION  IN  CERTAIN  EVENTS.  If,  after the
Closing  Date,  (i)  any  change  in or in  the  interpretation  of  any  law or regulation is introduced including,  without limitation, with respect to reserve requirements,  applicable  to the  Lender  or any  other  banking  or  financial institution  from which the Lender  borrows  funds or obtains  credit,  (ii) the
Lender  complies  with any future  guideline or request from any central bank or other Governmental Authority or (iii) the Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein,  or any change in the  interpretation or administration  thereof by any
Governmental  Authority,  central  bank or  comparable  agency  charged with the interpretation or administration  thereof has or would have the effect described below,  or the Lender complies with any request or directive  regarding  capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause
(iii),  such  adoption,  change or  compliance  has or would  have the direct or indirect  effect of  reducing  the rate of return on the  Lender's  capital as a consequence of its obligations  hereunder to a level below that which the Lender could have achieved but for such  adoption,  change or  compliance  (taking into consideration  the Lender's  policies as the case may be with respect to capital adequacy)  by an amount  deemed by the  Lender  to be  material,  and any of the foregoing  events described in clauses (i), (ii) and (iii) increases the cost to the Lender of funding or maintaining the Loans, or reduces the amount receivable in respect thereof by the Lender,  then the Borrowers shall, upon demand, pay to the Lender  additional  amounts  sufficient to indemnify the Lender against such increase in cost or reduction in amount receivable.

            SECTION 4.9. TAXES.

            (a) Any and all  payments by the  Borrowers  hereunder  or under the
Notes  shall be made free and  clear of and  without  deduction  for any and all present or future taxes, levies,  imposts,  deductions,  charges or withholdings
and  penalties,   interest  and  all  other  liabilities  with  respect  thereto
("Taxes"),  including any Taxes  imposed  under Section  7701(l) of the Internal
Revenue  Code,  excluding  in the case of the Lender,  taxes  imposed on its net income (including,  without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by any applicable  jurisdiction.  If the Borrowers shall be  required  by law to deduct  any Taxes  from or in  respect  of any sum payable hereunder or under any Loan to or for the benefit of the Lender, (A) the sum payable  shall be  increased  as may be  necessary  so that after making all required  deductions  of Taxes  (including  deductions  of Taxes  applicable  to additional  sums payable  under this Section 4.9) the Lender  receives an amount equal to the sum it would have received had no such  deductions  been made,  (B)
the Borrowers  shall make such  deductions  and (C) the Borrowers  shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition,  each Borrower  agrees to pay any present or future stamp,  documentary,  excise,  privilege,  intangible or similar taxes or levies that arise at any time or from time to time (i) from any payment  made under any and all Loan Documents,  or (ii) from the execution or delivery by such Borrower

                                      -31-

of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Lender of its rights  under,  any and all Loan  Documents
(hereinafter referred to as "Other Taxes").

            (c) Each Borrower  indemnifies the Lender for the full amount of (i)
Taxes imposed on or with respect to amounts payable hereunder,  (ii) Other Taxes and (iii) any Taxes  (other than Taxes  imposed by any  jurisdiction  on amounts payable under this Section 4.9) paid by the Lender and any liability  (including penalties,  interest  and  expenses)  arising  solely  therefrom or with respect thereto.

            (d) Within  thirty  days  after the date of any  payment of Taxes or
Other Taxes,  the  Administrative  Borrower will,  upon request,  furnish to the
Lender the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without  prejudice to the survival of any other agreement of the
Borrowers  hereunder,  the agreements and obligations of the Borrowers contained in this  Section  4.9 shall  survive  the  indefeasible  payment  in full of the
Obligations.

                                   ARTICLE V.

                              CONDITIONS OF LENDING

            SECTION 5.1.  CONDITIONS  TO INITIAL  LOAN OR LETTER OF CREDIT.  The
obligation  of the Lender to make the initial Loan or to use its best efforts to cause to be issued the initial  Letter of Credit is subject to the  satisfaction of the following  conditions  prior to or  concurrent  with such initial Loan or
Letter of Credit:

            (a) the Lender  shall have  received the  following,  each dated the date of the initial Loan or Letter of Credit or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

                  (i) the Notes, duly executed by each Borrower;

                  (ii)  the  Intellectual  Property  Security  Agreement,   duly
            executed by Del Global and Del Medical;

                  (iii) the Lockbox  Agreement,  duly  executed by each Borrower and North Fork Bank;

                  (iv) the Pledge  Agreement,  duly  executed  by Del Global and acknowledged by each of the other  Borrowers,  together with (A) the original  certificates  representing  the  shares  of stock or other equity  interests  of RFI and Del  Medical  pledged  thereunder  and
            undated  transfer  powers   therefor,   executed  in  blank,  (B)  a
            securities   account  control   agreement  for  any   uncertificated
            securities pledged  thereunder,  duly executed by Del Global and the
            securities   intermediary  in  whose  account  such  securities  are
            maintained, and (C) the original promissory notes pledged thereunder and undated note powers therefor, executed in blank;

                  (v) the Mortgage, duly executed by RFI;

                                      -32-

                  (vi)   acknowledgment   copies  of  Uniform   Commercial  Code
            financing  statements  (naming  the Lender as secured  party and the
            Borrowers as debtors)  and duly  authorized  release or  termination statements,  in form and substance  satisfactory to the Lender, duly filed  in all  jurisdictions  that the  Lender  deems  necessary  or desirable  to perfect and protect the Liens  created  hereunder  and under the Security Documents;

                  (vii) completed  requests for information,  dated on or before the date of the  initial  Loan or  Letter  of  Credit,  listing  all effective financing  statements filed in the jurisdictions  referred to in  clause  (v) above  and in all  other  jurisdictions  that the
            Lender  deems  necessary or desirable to confirm the priority of the
            Liens created hereunder and under the Security Documents,  that name each of the  Borrowers  as  debtor,  together  with  copies  of such financing statements;

                  (viii) a completed  perfection  certificate,  substantially in the form of  Exhibit  M,  signed by a  Responsible  Officer  of each
            Borrower;

                  (ix)  the  Contribution  Agreement,   duly  executed  by  each
            Borrower;

                  (x) a solvency  certificate of the Chief Financial  Officer or principal  accounting officer of each of the Borrowers,  in the form of Exhibit L;

                  (xi)  a  Borrowing  Base  Certificate,  duly  executed  by the
            Administrative  Borrower's  Chief  Financial  Officer  or  principal accounting officer;

                  (xii) (A) the audited Financial Statements for the fiscal year ended  July 31,  2004,  certified  by the  Auditors,  and  unaudited
            Financial Statements for the eleven-month period ended July 2, 2005, certified by the  Borrowers'  Chief  Financial  Officer or principal accounting  officer,  (B) a pro forma consolidated and consolidating balance  sheet of Del  Global  and its  Subsidiaries,  after  giving effect to the consummation of the transactions  contemplated  hereby reflecting a  satisfactory  tangible net worth of each of Del Global
            and  its   Subsidiaries   and   otherwise  in  form  and   substance
            satisfactory  to the Lender and (C) a  certificate  executed  by the
            Borrowers' Chief Financial Officer or principal  accounting  officer certifying that since April 30, 2005, no change,  event,  occurrence or  development  or event  involving  a  prospective  change  in the business,  prospects,  operations,  results of  operations,  assets, liabilities  or condition  (financial  or otherwise) of any Borrower has occurred which has had or could reasonably be expected to have a
            Material Adverse Effect, and that all information  provided by or on behalf of the  Borrowers to the Lender  hereunder  or in  connection herewith is true and correct in all respects;

                  (xiii) the opinion of counsel for each Borrower  covering such matters incident to the transactions  contemplated by this Agreement as the Lender may reasonably  require,  which such counsel is hereby requested by the Borrowers to provide;

                                      -33-

                  (xiv) certified  copies of all policies of insurance  required by this Agreement and the other Loan  Documents,  together with loss payee endorsements for all such policies naming the Lender as lender loss payee and an additional insured;

                  (xv) a copy of the  Business  Plan for the  period  commencing
            August 1, 2005,  accompanied by a certificate  executed by the Chief
            Financial   Officer   or   principal   accounting   officer  of  the
            Administrative  Borrower  certifying to the Lender that the Business
            Plan has been  prepared  in good faith  based  upon the  assumptions contained  therein  and all  information  available  at the  time of preparation  thereof and, as of the date of such  certificate,  such
            Chief Financial Officer or principal accounting officer is not aware of any information  contained in the Business Plan which is false or misleading  or of any  omission  of  information  which  causes  the
            Business Plan to be false or misleading;

                  (xvi) copies of the Governing Documents of each Borrower and a copy of the  resolutions  of the Board of Directors of each Borrower
            authorizing   the  execution,   delivery  and  performance  of  this
            Agreement,  the other Loan Documents to which such Borrower is or is to be a party, and the transactions contemplated hereby and thereby, attached to which is a certificate of a Responsible  Officer of such
            Borrower  certifying (A) that such copies of the Governing Documents and  resolutions  (or  similar  evidence of  authorization)  of such
            Borrower are true,  complete and accurate copies  thereof,  have not been amended or modified since the date of such  certificate and are in full  force and  effect  and (B) the  incumbency,  names and true signatures of the officers of such  Borrower  authorized to sign the
            Loan Documents to which it is a party;

                  (xvii) a certified  copy of a certificate  of the Secretary of
            State of the state of incorporation  of each Borrower,  dated within fifteen  days  of the  Closing  Date,  listing  the  certificate  of incorporation of such Borrower and each amendment thereto on file in such  official's  office and certifying that (A) such amendments are the only amendments to such  certificate of incorporation on file in that office,  (B) such Borrower has paid all franchise  taxes to the date of such  certificate  and (C) such Borrower is in good standing in that jurisdiction;

                  (xviii) a good  standing  certificate  from the  Secretary  of
            State of each state in which each Borrower is qualified as a foreign corporation, each dated within fifteen days of the Closing Date;

                  (xix)  a  Collateral  Access  Agreement  for  each  parcel  of
            Property  specified in Schedule 6.1(b) leased by a Borrower and with respect to any Collateral in the possession of any Person other than a Borrower,  duly executed by each Person (other than a Borrower) in possession of such Collateral or with a Lien on or other interest in such parcel of Property;

                  (xx) a copy of (A) an appraisal of the Bay Shore  Property and
            (B)  an  audit  of the  accounting  systems,  accounts  receivables, accounts  payable  and tax  returns of the  Borrowers,  in each case

                                      -34-

            conducted in accordance with sound appraisal and auditing  standards by appraisers and auditors satisfactory to the Lender;

                  (xxi)  a  letter  from  the  Administrative  Borrower  to  the
            Auditors  authorizing the Lender to discuss the financial  condition of Del  Global  and its  Subsidiaries  with the  Auditors  and their personnel and  directing  the Auditors to cooperate  with the Lender with respect thereto;

                  (xxii) a  Control  Agreement  for  each  deposit  account  not covered by the Lockbox Agreement and for each Securities  Account of each  Borrower,  duly executed by such  Borrower and the  depository bank or securities intermediary party thereto;

                  (xxiii) evidence that each Borrower  maintains a record of its electronic  chattel paper that identifies the Lender as the assignee thereof and  otherwise  in a manner such that the Lender has control over such chattel paper for purposes of the Code;

                  (xxiv) (A) a report of a phase I environmental site assessment of  the  Bay  Shore  Property,  in  form  and  substance  reasonably satisfactory  to  the  Lender,  performed  by  Laurel  Environmental
            Associates, Ltd. in accordance with ASTM E1527-00 "Standard Practice for  Environmental  Site  Assessments:  Phase I  Environmental  Site
            Assessment  Process"  and (B) a report  of a phase II  environmental site  assessment  of the Bay Shore  Property,  in form and substance
            reasonably   satisfactory   to  the  Lender,   performed  by  Laurel
            Environmental  Associates,  Ltd. in  accordance  with ASTM  E1903-97
            "Standard  Practice for  Environmental  Site  Assessments:  Phase II
            Environmental Site Assessment Process";

                  (xxv)  a  mortgagee's  title  policy  (A)  dated  the  date of delivery of the  Mortgage in an amount  satisfactory  to the Lender,
            (B) insuring that the Mortgage creates a valid first Lien on the Bay
            Shore  Property free and clear of all Liens except the Lien in favor of the Lender and other Liens that are  satisfactory  to the Lender,
            (C) naming the Lender as the insured thereunder,  (D) in the form of
            ALTA Loan Policy 1992, and (E) containing revolving endorsements and such other  endorsements  and  effective  coverage as the Lender may request, together with evidence that all premiums in respect of such policy have been paid by or on behalf of RFI;

                  (xxvi) a survey of the Property  encumbered  by the  Mortgage, satisfactory  in form and  substance  to the  Lender  and  certified within thirty days before the date of delivery of the Mortgage by an independent public surveyor satisfactory to the Lender,  meeting the minimum  standard detail  requirements  for ALTA/ACSM  surveys,  and showing  (A) the  exact  location  and  dimensions  of the Bay Shore
            Property and the improvements thereon, (B) the exact location of all lot and street lines,  required height and setback lines,  all means of access to and all easements  relating to the Bay Shore  Property,
            (C) the  names of all  streets  and  alleys  abutting  the Bay Shore
            Property and (D) the absence of any encroachments,  rights of way or

                                      -35-

            easements  of the Bay  Shore  Property  or any  encroachment  by the improvements  thereon on adjoining  property,  or any other  defects
            except  Liens  permitted  hereunder,   together  with  a  surveyor's
            certificate satisfactory to the Lender;

                  (xxvii)  a copy of the form of the  notes  that  evidence  the
            Shareholder  Subordinated  Indebtedness,  certified by a Responsible
            Officer of the  Administrative  Borrower  as true and correct in all respects;

                  (xxviii)  evidence  that the  Borrowers'  internal  accounting
            systems  reconcile   accounts   receivable,   accounts  payable  and
            Inventory  to  a  general  ledger,  which  reflects  the  Borrowers'
            consolidated accounts receivable, accounts payable and Inventory, in a manner and frequency satisfactory to the Lender; and

                  (xxix)  such  other  agreements,  instruments,  documents  and evidence  as the Lender  deems  necessary  in its sole and  absolute discretion in connection with the transactions contemplated hereby.

            (b) Other than listed on Schedule 6.1(r),  there shall be no pending or, to the knowledge of each Borrower after due inquiry,  threatened litigation, proceeding,  inquiry  or  other  action  (i)  seeking  an  injunction  or  other restraining  order,  damages or other  relief with  respect to the  transactions contemplated by this Agreement or the other Loan Documents or (ii) which affects or could affect the business,  prospects,  operations,  assets,  liabilities  or condition  (financial  or otherwise)  of any  Borrower,  except,  in the case of clause (ii),  where such litigation,  proceeding,  inquiry or other action could not reasonably be expected to have a Material Adverse Effect.

            (c) The  Borrowers  shall  have  paid  (i) all  reasonable  fees and expenses  of  the  Lender  in  connection  with  the  negotiation,  preparation, execution and delivery of the Loan Documents (including, without limitation, all of the Lender's examination,  audit,  appraisal and travel expenses and the fees and  expenses of counsel to the  Lender) and (ii) the closing fee payable  under
Section 4.3 and all other fees referred to in this  Agreement  that are required to be paid on the Closing Date.

            (d)  Except  for (i) the  filing of the  financing  and  termination statements  under the Code specified in Section  5.1(a)(vi) and (ii) consents or authorizations which have been obtained and are specified in Schedule 6.1(f), no consent or  authorization  of,  filing with or other act by or in respect of any
Governmental  Authority or any other Person is required in  connection  with the execution, delivery, performance,  validity or enforceability of this Agreement, the Notes or the other Loan Documents or the  consummation  of the  transactions contemplated  hereby or thereby or the  continuing  operations  of each Borrower following the consummation of such transactions.

            (e) No change, occurrence, event or development or event involving a prospective  change that could reasonably be expected to have a Material Adverse
Effect shall have occurred and be continuing.

                                      -36-

            (f) The Lender and its  counsel  shall have  performed  (i) a review satisfactory  to the Lender of all of the  Material  Contracts  and other assets
(including,   without  limitation,  leases  of  operating  facilities)  of  each
Borrower,  the financial  condition of each Borrower,  including all of its tax, litigation,  environmental  and  other  potential  contingent  liabilities,  the corporate  and capital  structure of each Borrower and the cash  management  and management  information  systems of the Borrowers,  (ii) a pre-closing audit and collateral review and (iii) reviews and  investigations of such other matters as the  Lender  and its  counsel  deem  appropriate,  in  each  case  with  results satisfactory to the Lender.

            (g) The Borrowers  shall be in compliance  with all  Requirements of
Law and  Material  Contracts,  other  than  such  noncompliance  that  could not reasonably be expected to have a Material Adverse Effect.

            (h) The Liens in favor of the Lender shall have been duly  perfected and shall  constitute first priority Liens, and the Collateral shall be free and clear of all Liens other than Liens in favor of the Lender and Permitted Liens.

            (i) After giving effect to all Revolving Credit Loans to be made and all Letters of Credit to be issued on the Closing Date, the Excess  Availability shall exceed $2,750,000.

            SECTION  5.2.  CONDITIONS  PRECEDENT TO EACH LOAN AND EACH LETTER OF
CREDIT. The obligation of the Lender to make any Loan or to use its best efforts to cause to be issued any Letter of Credit is subject to the satisfaction of the following conditions precedent:

            (a) all representations  and warranties  contained in this Agreement and the other Loan Documents  shall be true and correct on and as of the date of such Loan or Letter of Credit as if then made,  other than  representations  and warranties  that expressly  relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

            (b) no  Default  or Event of  Default  shall  have  occurred  and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit as of the date of such request; and

            (c) no Material Adverse Effect shall have occurred.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

            SECTION  6.1.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  BORROWERS;
RELIANCE BY LENDER. Each Borrower represents and warrants as follows:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Such Borrower (i)
is a corporation duly organized, validly existing and in good standing under the laws of the  state  of its  organization,  (ii)  has  the  corporate  power  and authority to own its  properties  and assets and to transact the  businesses  in which it presently is, or proposes to be,  engaged and (iii) is duly  qualified, authorized  to do business and in good  standing in each  jurisdiction  where it presently is, or proposes to be, engaged in business,  except to the extent that

                                      -37-

the  failure  to so  qualify  or be in good  standing  could not  reasonably  be expected  to have a Material  Adverse  Effect.  Schedule  6.1(a)  specifies  the jurisdiction in which each Borrower is organized and all  jurisdictions in which each  Borrower is  qualified to do business as a foreign  corporation  as of the
Closing Date.

            (b) LOCATIONS OF OFFICES, RECORDS AND COLLATERAL. The address of the principal place of business and chief executive  office of each Borrower is, and the books and records of each  Borrower and all of its chattel paper and records of Receivables are maintained exclusively in the possession of such Borrower at, the address of such Borrower specified in Schedule 6.1(b).  There is no location at which a Borrower maintains any Collateral other than the locations  specified for it in  Schedule  6.1(b).  Schedule  6.1(b)  specifies  all  Property of each
Borrower,  and indicates  whether each location  specified  therein is leased or owned by such Borrower.

            (c) AUTHORITY. It has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All corporate action necessary for the execution,  delivery and  performance by it of the Loan  Documents to which it is a party  (including the consent of shareholders where required) has been taken.

            (d)  ENFORCEABILITY.  This  Agreement  is  and,  when  executed  and delivered,  each other Loan Document to which it is a party, will be, the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy,  insolvency or similar laws affecting  creditors' rights generally and (ii) general  principles of equity.

            (e) NO CONFLICT.  The execution,  delivery and  performance by it of each Loan Document to which it is a party do not and will not contravene (i) any of the Governing  Documents of such  Borrower,  (ii) any  Requirement  of Law or
(iii) any Material  Contract and will not result in the  imposition of any Liens upon any of its properties except in favor of the Lender.

            (f) CONSENTS AND FILINGS. No consent,  authorization or approval of, or  filing  with or  other  act by,  any  shareholders  of  such  Borrower,  any
Governmental  Authority or any other Person is required in  connection  with the execution, delivery,  performance,  validity or enforceability of this Agreement or any other Loan Document,  the consummation of the  transactions  contemplated hereby or thereby or the continuing  operations of such Borrower  following such consummation, except (i) those that have been obtained or made and are specified in Schedule 6.1(f) and (ii) the filing of financing and  termination  statements under the Code.

            (g)  OWNERSHIP;  SUBSIDIARIES.  The  capital  stock  of  each of the
Subsidiaries of Del Global is owned by the Persons and in the amounts  specified in Schedule  6.1(g).  Schedule 6.1(g) sets forth the exact correct legal name of
Del Global and each of its Subsidiaries, in each case as specified in the public record  of the  jurisdiction  of its  organization,  and,  in the  case  of such
Subsidiaries, of the Persons that own the capital stock therein.

            (h) SOLVENCY.  It is Solvent and will be Solvent upon the completion of all  transactions  contemplated  to  occur  on or  before  the  Closing  Date
(including, without limitation, the Loans to be made on the Closing Date).

                                      -38-

            (i)  FINANCIAL  DATA.  It has  provided to the Lender  complete  and accurate copies of its annual audited  Financial  Statements for the fiscal year ended July 31, 2004, and unaudited  Financial  Statements  for the  eleven-month period  ended July 2, 2005.  Such  Financial  Statements  have been  prepared in accordance with GAAP  consistently  applied  throughout the periods involved and fairly present the financial  position,  results of operations and cash flows of each Borrower and its Subsidiaries  for each of the periods  covered.  Except as specified in Schedule  6.1(i),  neither it nor any of its  Subsidiaries  has any
Contingent Obligation or liability for taxes, unrealized losses, unusual forward or long-term  commitments  or long-term  leases,  which is not reflected in such
Financial  Statements or the footnotes  thereto.  During the period from July 2,
2005 to and including the date hereof, there has been no sale, transfer or other disposition by such Borrower or any of its  Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property  (including any capital stock of any other Person) material in relation to the  financial  condition of such  Borrower and its  Subsidiaries  at July 2,
2005. Since July 2, 2005, (i) there has been no change, occurrence,  development or event  which  has had or could  reasonably  be  expected  to have a  Material
Adverse  Effect and (ii) none of the  capital  stock of such  Borrower  has been redeemed, retired, purchased or otherwise acquired for value by such Borrower.

            (j) ACCURACY AND COMPLETENESS OF INFORMATION.  All data, reports and information heretofore, contemporaneously or hereafter furnished by or on behalf of such  Borrower in writing to the Lender or the Auditors for purposes of or in connection  with this Agreement or any other Loan Document,  or any  transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data,  reports and information not misleading at such time.  There are
no  facts  now  known  to  any  Responsible   Officer  of  such  Borrower  which
individually or in the aggregate could reasonably be expected to have a Material
Adverse  Effect  and which  have not been  specified  herein,  in the  Financial
Statements, or in any certificate, opinion or other written statement previously furnished by such Borrower to the Lender.

            (k) NO JOINT  VENTURES  OR  PARTNERSHIPS.  Except  as  specified  in
Schedule 6.1(k),  it is not engaged in any joint venture or partnership with any other Person.

            (l)  CORPORATE  AND TRADE  NAME.  During the past five  years,  such
Borrower has not been known by or used any other corporate,  partnership,  trade or  fictitious  name  except  for its  name  as set  forth  in the  introductory paragraph  and on the  signature  page of this  Agreement,  which  is the  exact correct legal name of such Borrower.

            (m) NO ACTUAL OR PENDING  MATERIAL  MODIFICATION OF BUSINESS.  There
exists no actual or, to the best of such Borrower's knowledge after due inquiry, threatened  termination,  cancellation or limitation of, or any  modification or change in, the business relationship of such Borrower with any customer or group of customers which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            (n) NO BROKER'S OR FINDER'S  FEES. No broker or finder brought about the  obtaining,  making  or  closing  of the Loans or  financial  accommodations afforded  hereunder  or in  connection  herewith  by  the  Lender  or any of its
Affiliates.  No broker's or finder's fees or commissions will be payable by such
Borrower to any Person in connection with the transactions  contemplated by this
Agreement.

                                      -39-

            (o) INVESTMENT  COMPANY.  It is not an  "investment  company," or an
"affiliated  person"  of, or  "promoter"  or  "principal  underwriter"  for,  an
"investment company," as such terms are defined in the Investment Company Act of
1940, as amended.  Neither the making of any Loans,  the issuance of any Letters of Credit or the  application  of the  proceeds  or  repayment  thereof  by such
Borrower or the beneficiary of any Letter of Credit, nor the consummation of the other  transactions  contemplated by this Agreement or the other Loan Documents, will violate any  provision of such Act or any rule,  regulation or order of the
Securities and Exchange Commission thereunder.

            (p) MARGIN STOCK. It does not own any "margin stock" as that term is defined in Regulation U of the Federal Reserve Board,  and the proceeds of Loans will be used only for the purposes contemplated hereunder.

            (q) TAXES AND TAX RETURNS.

                  (i) It has properly  completed and timely filed all income tax returns it is required to file.  The  information  contained in such filed returns, as amended and provided to field auditors of the IRS, is complete and accurate in all material  respects.  All  deductions taken in such income tax returns are  appropriate  and in accordance with applicable  laws and  regulations,  except  deductions that may have been disallowed but are being  challenged in good faith and for which adequate  reserves have been  established  in accordance  with
            GAAP.

                  (ii)  All  taxes,  assessments,  fees and  other  governmental charges  for  periods  beginning  prior to the date hereof have been timely paid (or, if not yet due,  adequate  reserves  therefor  have been established) by it and such Borrower has no liability for taxes in excess of the amounts so paid or reserves so established.

                  (iii) No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental  Authority against such
            Borrower  and no tax Liens  have been filed  with  respect  thereto.
            Except as  specified  in  Schedule  6.1(q),  there are no pending or threatened  audits,  investigations or claims for or relating to any liability of such  Borrower for taxes and there are no matters under discussion with any Governmental  Authority which could result in an additional  liability for taxes.  The federal  income tax returns of such  Borrower  have never  been  audited  by the  Internal  Revenue
            Service. No extension of a statute of limitations relating to taxes, assessments,  fees or other  governmental  charges is in effect with respect to such Borrower.

                  (iv) It is not a party to, and has no obligations  under,  any written tax sharing  agreement  or agreement  regarding  payments in lieu of taxes.

            (r) NO  JUDGMENTS  OR  LITIGATION.  Except as  specified in Schedule
6.1(r), no judgments,  orders,  writs or decrees are outstanding against it, nor

                                      -40-

is there  now  pending  or,  to its  knowledge  after  due  inquiry,  threatened
litigation,   contested  claim,  investigation,   arbitration,  or  governmental
proceeding by or against such Borrower that (i) individually or in the aggregate could  reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or the  consummation  of the  transactions  contemplated hereby or thereby.

            (s) TITLE TO  PROPERTY.  It has (i) good and  marketable  fee simple title to or valid  leasehold  interests in all of its Property and (ii) good and marketable  title to all of its other  property,  in each case free and clear of
Liens other than Liens permitted by Section 7.2(i).

            (t) NO OTHER  INDEBTEDNESS.  On the  Closing  Date and after  giving effect to the transactions  contemplated  hereby,  it has no Indebtedness  other than Indebtedness permitted under Section 7.2(a).

            (u) INVESTMENTS;  CONTRACTS.  Such Borrower (i) has not committed to make any Investment; (ii) is not a party to any indenture,  agreement, contract, instrument  or lease,  or  subject  to any  charter,  bylaw or other  corporate, partnership, limited liability company or similar restriction or any injunction, order,  restriction or decree,  which could  materially and adversely affect its business, operations, assets or financial condition; (iii) is not a party to any contract under which it is the purchaser  where it is obligated to pay for goods or  services  thereunder  regardless  of whether it has  received  such goods or services; and (iv) has no material contingent or long-term liability,  including any management contracts,  which could reasonably be expected to have a Material
Adverse Effect.

            (v) COMPLIANCE  WITH LAWS. On the Closing Date,  after giving effect to the transactions  contemplated hereby, it is not in default under any term of any  Requirement of Law other than any default  which,  when taken together with all other similar defaults,  could not reasonably be expected to have a Material
Adverse Effect.

            (w) RIGHTS IN COLLATERAL;  PRIORITY OF LIENS.  All of the Collateral
of such Borrower is owned or leased by it free and clear of any and all Liens in favor of third  parties,  other than Liens in favor of the Lender and  Permitted
Liens.  Upon the  proper  filing of the  financing  and  termination  statements specified in Section 5.1(a)(vi),  the Liens granted by such Borrower pursuant to the Loan Documents  constitute  valid,  enforceable and perfected first priority
Liens on the Collateral.

            (x) ERISA.

                  (i)  Neither  it  nor  any  ERISA   Affiliate   maintains   or
            contributes  to any Plan,  other than those  specified  in  Schedule
            6.1(x).

                  (ii) Except as specified in Schedule 6.1(x), it and each ERISA
            Affiliate have fulfilled all contribution  obligations for each Plan
            (including  obligations  related to the minimum funding standards of
            ERISA and the  Internal  Revenue  Code),  and no  application  for a funding waiver or an extension of any  amortization  period pursuant to  Sections  303 and 304 of ERISA or  Section  412 of the  Internal
            Revenue Code has been made with respect to any Plan.

                                      -41-

                  (iii) Except as specified in Schedule  6.1(x),  no Termination
            Event has occurred nor has any other event  occurred  that is likely to result in a Termination Event. Neither it or any ERISA Affiliate,
            nor any  fiduciary of any Plan, is subject to any direct or indirect liability  with respect to any Plan under any  Requirement of Law or agreement,  except for ordinary  funding  obligations  which are not past due.

                  (iv)  Neither it nor any ERISA  Affiliate  is  required  to or reasonably  expects to be required  to provide  security to any Plan under  Section 307 of ERISA or Section  401(a)(29)  of the  Internal
            Revenue Code.

                  (v) Except as specified in Schedule 6.1(x),  it and each ERISA
            Affiliate  are in  compliance  in all  material  respects  with  all applicable  provisions  of ERISA and the Internal  Revenue Code with respect to all Plans.  There has been no prohibited  transaction  as defined in  Section  406 of ERISA or  Section  4975 of the  Internal
            Revenue Code (a "Prohibited  Transaction")  with respect to any Plan or any  Multiemployer  Plan. It and each ERISA  Affiliate  have made when  due  any and  all  payments  required  to be  made  under  any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining  thereto.  With  respect  to each Plan and  Multiemployer
            Plan,  neither it nor any ERISA Affiliate has incurred any liability to the PBGC or had  asserted  against it any  penalty for failure to fulfill the  minimum  funding  requirements  of ERISA other than for payments of premiums in the ordinary course of business.

                  (vi) Each Plan  which is  intended  to qualify  under  Section
            401(a)  of the  Internal  Revenue  Code  has  received  a  favorable determination  letter from the IRS and no event has  occurred  which would cause the loss of such qualification.

                  (vii) The  aggregate  actuarial  present  value of all benefit liabilities  (whether  or  not  vested)  under  each  Pension  Plan, determined on a plan  termination  basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the  aggregate  fair  market  value of the assets of such Pension Plan.

                  (viii)  Neither it nor any ERISA  Affiliate  has  incurred  or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA,  would result in any such  liability)  under  Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan.

                  (ix) To the extent that any Plan is funded with insurance,  it and each ERISA Affiliate have paid when due all premiums required to be paid.  To the  extent  that any Plan is  funded  other  than with insurance,  it and  each  ERISA  Affiliate  have  made  when due all contributions required to be paid.

            (y)  INTELLECTUAL  PROPERTY.  Set  forth  on  Schedule  6.1(y)  is a complete and  accurate  list of all patents,  trademarks,  trade names,  service marks and copyrights,  and all applications  therefor and licenses  thereof,  of such  Borrower,  showing  as of  the  date  hereof  the  jurisdiction  in  which registered, the registration number, the date of registration and the expiration

                                      -42-

date.  Such Borrower owns or licenses all patents,  trademarks,  service  marks, logos, trade names, trade secrets,  know-how,  copyrights, or licenses and other rights with respect to any of the  foregoing,  which are  necessary or advisable for the  operation  of its  business as  presently  conducted  or proposed to be conducted. Such Borrower has not infringed any patent, trademark,  service mark, trade name,  copyright,  license or other right owned by any other Person by the sale or use of any product,  process, method,  substance, part or other material presently  contemplated  to be sold  or  used,  where  such  sale  or use  could reasonably  be  expected  to have a  Material  Adverse  Effect  and no  claim or litigation is pending, or, to the best of such Borrower's knowledge,  threatened against such  Borrower  that contests its right to sell or use any such product, process, method, substance, part or other material.

            (z) LABOR MATTERS.  Schedule 6.1(z)  accurately sets forth all labor contracts to which such  Borrower is a party as of the Closing  Date,  and their dates of expiration.  There are no existing or threatened  strikes,  lockouts or other  disputes  relating to any collective  bargaining or similar  agreement to which such Borrower is a party which,  individually  or in the aggregate,  could reasonably be expected to have a Material Adverse Effect.

            (aa) COMPLIANCE WITH  ENVIRONMENTAL  LAWS. (i) It is not the subject of any judicial or  administrative  proceeding or investigation  relating to the violation of any Environmental Law or asserting potential liability arising from the release or disposal by any Person of any  Hazardous  Materials,  (ii) it has
not filed with or received from any  Governmental  Authority or other Person any notice,  order,  stipulation or directive under any Environmental Law, nor is it aware of any pending discussions within any Governmental  Authority,  concerning the treatment,  storage, disposal, spill or release or threatened release of any
Hazardous  Materials at, on,  beneath or adjacent to property owned or leased by it, or the release or threatened  release at any other location of any Hazardous
Material  generated,  used,  stored,  treated,  transported or released by or on behalf of such  Borrower,  (iii) it has disposed of all its waste in  accordance with all  applicable  laws and it has not  improperly  stored or disposed of any waste  at,  on,  beneath  or  adjacent  to any of its  property  and none of its property  contains any waste fill,  (iv) it has no  knowledge of any  contingent liability  for any  release of any  Hazardous  Materials,  and there has been no spill or release of any Hazardous  Materials at any of its property in violation of  Environmental  Laws,  (v) to the  knowledge  of  such  Borrower,  all of its property (including,  without limitation, its Equipment) is free, and has at all times been free,  of  Hazardous  Materials  (other than  cleaning  solvents  and
materials  that  are  and  have  been  stored  in  accordance   with  applicable
Environmental  Laws) and underground  storage tanks and (vi) to the knowledge of such Borrower, none of its Property has ever been used as a waste disposal site, whether registered or unregistered.

            (bb)  LICENSES AND PERMITS.  It has obtained and holds in full force
and  effect   all   franchises,   licenses,   leases,   permits,   certificates,
authorizations,  qualifications,  easements,  rights of way and other rights and approvals  which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except where the failure to possess  any of the  foregoing  (individually  or in the  aggregate)  could  not reasonably be expected to have a Material Adverse Effect.

            (cc) GOVERNMENT  REGULATION.  It is not subject to regulation  under the Public  Utility  Holding  Company Act of 1935,  the Federal  Power Act,  the
Interstate  Commerce Act or any other Requirement of Law that limits its ability

                                      -43-

to incur  Indebtedness  or  consummate  the  transactions  contemplated  by this
Agreement and the other Loan Documents.

            (dd) MATERIAL CONTRACTS. Set forth on Schedule 6.1(dd) is a complete and accurate list of all Material Contracts of such Borrower,  showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly  authorized,  executed and  delivered by such  Borrower and each other party thereto.  Except as specified in Schedule 6.1(dd),  each Material Contract of such Borrower is in full force and effect and is binding upon and enforceable against all parties  thereto in accordance  with its terms,  and there exists no default under such contract of such Borrower by any party thereto.

            (ee)  BUSINESS  AND  PROPERTIES.  No  business  of such  Borrower is affected by any fire, explosion,  accident,  drought,  storm, hail,  earthquake, embargo,  act of God or of the public  enemy or other  casualty  (whether or not covered by  insurance)  that could  reasonably  be  expected  to have a Material
Adverse Effect.

            (ff) BUSINESS PLAN.  The Business Plan and the Financial  Statements
delivered to the Lender on the Closing  Date were  prepared in good faith on the basis of assumptions  which were fair in the context of the conditions  existing at the time of  delivery  thereof,  and,  with  respect  to the  Business  Plan, represented,  at the time of  delivery,  such  Borrower's  best  estimate of its future financial performance.

            (gg)  AFFILIATE  TRANSACTIONS.   Except  as  specified  in  Schedule
6.1(gg),  such  Borrower  is  not a  party  to or  bound  by  any  agreement  or arrangement (whether oral or written) to which any Affiliate of such Borrower is a party  except (i) in the  ordinary  course of and  pursuant to the  reasonable requirements  of the business of such Borrower and (ii) upon fair and reasonable terms no less  favorable to such  Borrower  than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

            (hh) PATRIOT ACT.  Each  Borrower  acknowledges  that the Lender has notified it that the Lender is  required,  under the USA Patriot  Act, 31 U.S.C.
ss.5318 (the  "Patriot  Act"),  to obtain,  verify and record  information  that identifies such Borrower including,  without limitation, the name and address of such Borrower and such other  information that will allow the Lender to identify such Borrower in accordance with the Patriot Act.

All representations and warranties made by the Borrowers in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby. The Borrowers acknowledge and confirm that the Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement.

                                  ARTICLE VII.

                           COVENANTS OF THE BORROWERS

            SECTION  7.1.  AFFIRMATIVE  COVENANTS.   Until  termination  of  the
Lender's  obligation  to make any Loan or to use its best efforts to cause to be issued any Letter of Credit under this  Agreement,  payment and  satisfaction of

                                      -44-

all Obligations in full, and termination, Collateralization or expiration of all
Letters of Credit:

            (a) CORPORATE  EXISTENCE.  Each Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain its corporate  existence,  (ii) maintain in full  force  and  effect  all  material  licenses,  bonds,  franchises,  leases, trademarks,  qualifications and authorizations to do business,  and all material patents,  contracts  and other rights  necessary or advisable to the  profitable conduct of its  businesses,  and (iii) continue in the same lines of business as presently conducted by it.

            (b) MAINTENANCE OF PROPERTY.  Each Borrower  shall,  and shall cause each of its  Subsidiaries  to, keep all  property  useful and  necessary  to its business in good working order and condition  (ordinary  wear and tear excepted)
in accordance with its past operating practices.

            (c) AFFILIATE  TRANSACTIONS.  Each Borrower  shall,  and shall cause each of its Subsidiaries to, conduct  transactions with any of its Affiliates on an  arm's-length  basis or other  basis no less  favorable  to such  Borrower or
Subsidiary than would apply in a transaction with a non-Affiliate  and which are approved by the board of directors of such Borrower or Subsidiary.

            (d)  TAXES.  Each  Borrower  shall,  and  shall  cause  each  of its
Subsidiaries to, pay, when due, (i) all tax assessments,  and other governmental charges and levies imposed against it or any of its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property;  PROVIDED,
HOWEVER,  that, unless such tax assessment,  charge,  levy or claim has become a
Lien on any of the property of such Borrower or Subsidiary,  it need not be paid if it is being  contested in good faith, by appropriate  proceedings  diligently conducted and an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.

            (e)  REQUIREMENTS OF LAW. Each Borrower shall,  and shall cause each of its  Subsidiaries  to, comply with all  Requirements of Law applicable to it, including,  without limitation,  all applicable federal, state, local or foreign
laws  and  regulations,   including,   without  limitation,  those  relating  to
environmental or employee matters (including the collection, payment and deposit of  employees'  income,  unemployment,  Social  Security and  Medicare  hospital insurance  taxes) and with respect to pension  liabilities,  PROVIDED  that such
Borrower shall not be deemed in violation  hereof if such Borrower's or any such
Subsidiary's failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

            (f)  INSURANCE.  Each  Borrower  shall,  and shall cause each of its
Subsidiaries  to, maintain public  liability  insurance,  business  interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance,  with such insurance companies,  in such amounts and covering such risks as are at all times  satisfactory to the Lender, all of which policies covering the Collateral shall name the Lender as an additional insured and the lender loss payee in case of loss, and contain other provisions as the Lender may require to protect fully the Lender's  interest in the  Collateral and any payments to be made under such policies.

                                      -45-

            (g) BOOKS AND RECORDS;  INSPECTIONS.  Each Borrower shall, and shall cause each of its  Subsidiaries  to, (i) maintain  books and records  (including computer records and programs) of account pertaining to the assets,  liabilities and financial transactions of such Borrower and its Subsidiaries in such detail, form and scope as is consistent with good business practice and (ii) provide the
Lender  and  its  agents  access  to the  premises  of  such  Borrower  and  its
Subsidiaries at any time and from time to time, during normal business hours and upon  reasonable  notice  under  the  circumstances,  and at any time  after the occurrence and during the continuance of a Default or Event of Default,  for the purposes of (A)  inspecting  and verifying the  Collateral,  (B)  inspecting and copying (at the Borrowers' expense) any and all records pertaining thereto,  and
(C)  discussing  the affairs,  finances  and  business of such  Borrower and its
Subsidiaries  with  any  officer,  employee  or  director  thereof  or with  the
Auditors,  all of whom are  hereby  authorized  to  disclose  to the  Lender all financial  statements,  work  papers,  and other  information  relating  to such affairs,  finances or business. The Borrowers shall reimburse the Lender for the reasonable  travel and related  expenses of the  Lender's  employees  or, at the
Lender's option, of such outside  accountants or examiners as may be retained by the  Lender  to  verify or  inspect  Collateral,  records  or  documents  of the
Borrowers and their  Subsidiaries on a regular basis or for a special inspection if the Lender deems the same  appropriate.  If the Lender's  own  employees  are used,  the Borrowers  shall also pay such  reasonable  PER DIEM allowance as the
Lender may from time to time establish,  or, if outside examiners or accountants are used, the Borrowers  shall also pay the Lender such sum as the Lender may be obligated to pay as fees therefor.  All such  Obligations  may be charged to the
Loan Account. Each Borrower hereby authorizes the Lender to communicate directly with the  Auditors to disclose to the Lender any and all  financial  information regarding such Borrower including,  without limitation,  matters relating to any audit and copies of any letters,  memoranda or other  correspondence  related to the business, financial condition or other affairs of such Borrower.

            (h) NOTIFICATION  REQUIREMENTS.  The  Administrative  Borrower shall timely give the Lender the following notices and other documents:

                  (i) NOTICE OF DEFAULTS.  Promptly, and in any event within two
            Business Days after becoming aware of the occurrence of a Default or
            Event of Default, a certificate of a Responsible  Officer specifying the nature thereof and the applicable  Borrower's  proposed response thereto, each in reasonable detail.

                  (ii) PROCEEDINGS OR CHANGES. Promptly, and in any event within five  Business  Days  after  a  Borrower  becomes  aware  of (A) any proceeding including, without limitation, any proceeding the subject of which is based  in whole or in part on a  commercial  tort  claim being  instituted  or  threatened  to be  instituted by or against a
            Borrower or any of its Subsidiaries in any federal,  state, local or foreign  court or before any  commission  or other  regulatory  body
            (federal,  state,  local or foreign)  involving a sum, together with the sum  involved  in all other  similar  proceedings,  in excess of
            $150,000  in the  aggregate,  (B)  any  order,  judgment  or  decree involving  a  sum,  together  with  the  sum of  all  other  orders, judgments or decrees,  in excess of $150,000 in the aggregate  being entered  against a  Borrower  or any of its  Subsidiaries  or any of
            their   respective   property   or   assets,   (C)  any   notice  or
            correspondence  issued to any  Borrower or  Subsidiary  thereof by a
            Governmental  Authority  warning,  threatening  or  advising  of the

                                      -46-

            commencement  of  any  investigation   involving  such  Borrower  or
            Subsidiary  or  any of its  property  or  assets  other  than  those specified in Schedule 6.1(r), (D) any actual or prospective  change, development  or event which has had or could  reasonably be expected to have a Material Adverse Effect, (E) the cessation of the business relationship  with any customer of a Borrower  whose  purchases have accounted  for more  than 10% of the sales of such  Borrower  in any year since the fiscal year ended July 31, 2004,  (F) a change in the location of any Collateral from the locations  specified in Schedule
            6.1(b) or (G) a  proposed  or actual  change of the name,  identity, corporate structure or jurisdiction of organization of any Borrower, a written  statement  describing such proceeding,  order,  judgment, decree,  change,  development or event and any action being taken by any of the Borrowers with respect thereto.

                  (iii) ERISA NOTICES.

                        (A) Promptly,  and in any event within ten Business Days
                  after a Termination Event has occurred, a written statement of a Responsible  Officer  describing such Termination  Event and any action  that is being  taken with  respect  thereto by any
                  Borrower  or  ERISA   Affiliate,   and  any  action  taken  or
                  threatened by the Internal Revenue Service,  the Department of
                  Labor or the PBGC;

                        (B)  promptly,  and in any event within  three  Business
                  Days  after  the  filing  thereof  with the  Internal  Revenue
                  Service,  a copy of each  funding  waiver  request  filed with respect to any Plan  subject to the  funding  requirements  of
                  Section   412  of  the   Internal   Revenue   Code   and   all
                  communications  received by any  Borrower  or ERISA  Affiliate with respect to such request;

                        (C)  promptly,  and in any event within  three  Business
                  Days after  receipt by any Borrower or ERISA  Affiliate of the
                  PBGC's  intention  to  terminate  a Pension  Plan or to have a trustee appointed to administer a Pension Plan, a copy of each such notice;

                        (D)  promptly,  and in any event within  three  Business
                  Days  after the  occurrence  thereof,  notice  (including  the nature of the event  and,  when  known,  any  action  taken or threatened  by the Internal  Revenue  Service or the PBGC with respect thereto) of:

                             (1) except as  specified  in Schedule  6.1(x),  any
                        Prohibited  Transaction which could subject any Borrower
                        or ERISA Affiliate to a civil penalty assessed  pursuant
                        to Section  502(i) of ERISA or a tax  imposed by Section
                        4975 of the Internal Revenue Code in connection with any
                        Plan, or any trust created thereunder,

                                      -47-

                             (2) any cessation of operations (by any Borrower or
                        ERISA  Affiliate)  at a  facility  in the  circumstances
                        described in Section 4062(e) of ERISA,

                             (3) a failure by any Borrower or ERISA Affiliate to
                        make a payment to a Plan required to avoid imposition of
                        a Lien under Section  302(f) of ERISA or Section  412(n)
                        of the Internal Revenue Code,

                             (4)  the   adoption  of  an  amendment  to  a  Plan
                        requiring   the  provision  of  security  to  such  Plan
                        pursuant to Section  307 of ERISA or Section  401(a)(29)
                        of the Internal Revenue Code, or

                             (5) any  change  in the  actuarial  assumptions  or
                        funding  methods  used for any Plan  where the effect of
                        such  change  is  to  increase   materially   or  reduce
                        materially the unfunded benefit  liability or obligation
                        to make periodic contributions;

                        (E) promptly upon the request of the Lender, each annual
                  report (IRS Form 5500 series) and all accompanying  schedules, the most recent actuarial  reports,  the most recent financial information  concerning  the  financial  status  of each  Plan administered or maintained by any Borrower or ERISA Affiliate, and schedules showing the amounts  contributed to each Pension
                  Plan by or on behalf of any  Borrower  or ERISA  Affiliate  in which any of its  personnel  participate  or from  which  such personnel may derive a benefit, and each Schedule B (Actuarial
                  Information)  to the annual  report  filed by any  Borrower or
                  ERISA Affiliate with the Internal Revenue Service with respect to each such Plan;

                        (F) promptly upon the filing thereof, copies of any Form
                  5310, or any successor or equivalent form to Form 5310,  filed with the  Internal  Revenue  Service  in  connection  with the
                  termination   of  any  Plan,   and  copies  of  any   standard
                  termination  notice or distress  termination notice filed with the PBGC in  connection  with the  termination  of any Pension
                  Plan;

                        (G)  promptly,  and in any event within  three  Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice and demand for payment of  withdrawal  liability  under
                  Section 4201 of ERISA with respect to a Multiemployer Plan;

                        (H)  promptly,  and in any event within  three  Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice  by the  Department  of  Labor of any  penalty,  audit, investigation or purported  violation of ERISA with respect to a Plan;

                        (I)  promptly,  and in any event within  three  Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice  by  the  Internal  Revenue  Service  or  the  Treasury

                                      -48-

                  Department of any income tax deficiency or delinquency, excise tax penalty,  audit or  investigation  with respect to a Plan;
                  and

                        (J)  promptly,  and in any event within  three  Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice of any  administrative  or judicial  complaint,  or the entry of a judgment,  award or settlement agreement, in either case with respect to a Plan that could  reasonably be expected to have a Material Adverse Effect.

                  (iv) MATERIAL CONTRACTS. Promptly, and in any event within ten
            Business  Days after any Material  Contract is terminated or amended in any material  respect,  or any new  Material  Contract is entered into,  a written  statement  describing  such event,  with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (v) ENVIRONMENTAL  MATTERS.  Promptly, and in any event within ten days after  receipt by a  Borrower  thereof,  copies of each (A)
            written notice that any violation of any  Environmental Law may have been  committed  or is about to be  committed  by a  Borrower  which violation  could  reasonably  be expected to result in  liability or involve  remediation costs in excess of $50,000,  (B) written notice that any  administrative  or  judicial  complaint  or order has been filed or is about to be filed against a Borrower alleging violations of any  Environmental Law or requiring a Borrower to take any action in connection with the release of toxic or Hazardous  Materials into the  environment  which  violation  or action  could  reasonably  be expected  to result in  liability  or involve  remediation  costs in excess of $50,000, (C) written notice from a Governmental  Authority
            or  other  Person   alleging  that  a  Borrower  may  be  liable  or
            responsible for costs  associated with a response to or cleanup of a release of a Hazardous  Material into the environment or any damages caused  thereby  which costs could  reasonably be expected to exceed
            $50,000 or (D)  Environmental  Law adopted,  enacted or issued after the date  hereof  of which a  Borrower  becomes  aware  which  could reasonably be expected to have a Material Adverse Effect.

            (i) CASUALTY LOSS. Each Borrower shall,  and shall cause each of its
Subsidiaries  to, (i) provide written notice to the Lender,  within ten Business
Days, of any material  damage to, the  destruction of or any other material loss to  any  asset  or  property  owned  or  used  by  such  Borrower  or any of its
Subsidiaries  other  than  any  such  asset or  property  with a net book  value
(individually  or in the  aggregate)  less than  $100,000  or any  condemnation, confiscation  or other taking,  in whole or in part, or any event that otherwise diminishes so as to render  impracticable  or unreasonable the use of such asset or property owned or used by such Borrower or any of its  Subsidiaries  together with a statement of the amount of the damage, destruction, loss or diminution in value (a "Casualty  Loss") and (ii)  diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

            (j) QUALIFY TO TRANSACT  BUSINESS.  Each Borrower  shall,  and shall cause each of its  Subsidiaries  to,  qualify to transact  business as a foreign corporation in each  jurisdiction  where the nature or extent of its business or

                                      -49-

the ownership of its property  requires it to be so qualified or authorized  and where failure to qualify or be authorized could reasonably be expected to have a
Material Adverse Effect.

            (k)  FINANCIAL REPORTING. The Administrative  Borrower shall deliver to the Lender the following:

                 (i) ANNUAL FINANCIAL STATEMENTS.  As soon as available, but not later than 105 days  after the end of each  fiscal  year,  beginning with the fiscal year ended July 30, 2005, (A) the annual audited and certified consolidated and consolidating Financial Statements of Del
            Global and its  Subsidiaries;  (B) a comparison in reasonable detail to the prior year's audited Financial Statements;  (C) the Auditors'
            opinion without  Qualification,  copies of any written communication from the auditors to Del Global's  audit  committee  and a statement indicating  that the  Auditors  have not  obtained  knowledge of the existence of any Default or Event of Default during their audit; and
            (D) a narrative discussion of the financial condition and results of operations and the liquidity and capital resources of Del Global and its  Subsidiaries  for  such  fiscal  year,  prepared  by the  Chief
            Financial   Officer   or   principal   accounting   officer  of  the
            Administrative Borrower.

                 (ii) PROJECTIONS.  Not later than thirty days before the end of each  fiscal  year  of  the  Borrowers,  the  Business  Plan  of the
            Borrowers  certified  by the Chief  Financial  Officer or  principal accounting officer of the  Administrative  Borrower for the one-year period commencing with the following fiscal year.

                 (iii) MONTHLY FINANCIAL STATEMENTS.  As soon as available,  but not later than thirty  days after the end of each month,  commencing with the month  ending July 31, 2005,  (A) the interim  consolidated and  consolidating  Financial  Statements  of  Del  Global  and  its
            Subsidiaries  as of the end of such month and for the fiscal year to date and (B) a certification by the Administrative  Borrower's Chief
            Financial  Officer  or  principal   accounting   officer  that  such
            Financial  Statements have been prepared in accordance with GAAP and are  fairly  stated  in all  material  respects  (subject  to normal year-end audit adjustments).

                 (iv) QUARTERLY  COMPARATIVE  STATEMENTS.  As soon as available, but not later  than  forty-five  days  after the end of each  fiscal
            quarter,   (A)  a  comparison  of  the  interim   consolidated   and
            consolidating   Financial   Statements   of  Del   Global   and  its
            Subsidiaries  as of the end of such  quarter and for the fiscal year to date to the  projected  Financial  Statements  set  forth  in the
            Business Plan and to the Financial  Statements of Del Global and its
            Subsidiaries  as of the end of and for the same  period of the prior year and (B) a compliance certificate,  substantially in the form of
            Exhibit F (a "Compliance Certificate"), signed by the Administrative
            Borrower's Chief Financial Officer or principal  accounting officer, with an attached schedule of calculations  demonstrating  compliance with the Financial Covenants as of the end of such quarter.

                 (v) BORROWING BASE  CERTIFICATE.  Weekly (or more frequently as the Lender may from time to time request), not later than the fourth
            Business   Day  of  each  week,   a  borrowing   base   certificate,

                                      -50-

            substantially  in the form of  Exhibit  K,  detailing  the  Eligible
            Receivables and the Eligible Inventory,  containing a calculation of availability  and reflecting all sales,  collections,  and debit and credit  adjustments,  as of the last  day of (or for) the  preceding week (or as of a more  recent  date as the  Lender  may from time to time request),  which shall be prepared by or under the  supervision of the Chief Financial  Officer or principal  accounting  officer of the  Administrative  Borrower  and  certified  by  such  officer  (a
            "Borrowing Base Certificate").

                 (vi)  AGINGS.  Monthly,  not  later  than the tenth day of each month, agings of the Borrowers' Receivables and accounts payable, in scope and detail  satisfactory to the Lender,  as of the last day of the preceding month.

                 (vii)  SHAREHOLDER AND SEC REPORTS.  As soon as available,  but not later  than five days  after the same are sent or filed,  as the case may be, copies of all financial statements and reports that any
            Borrower  sends  to  any of  its  shareholders  or  files  with  the
            Securities  and  Exchange   Commission  or  any  other  Governmental
            Authority.

                 (viii) OTHER FINANCIAL INFORMATION.  Promptly after the request by the Lender  therefor,  such additional  financial  statements and other related data and  information  as to the business,  prospects, operations,  results of operations, assets, liabilities or condition
            (financial or otherwise) of any Borrower as the Lender may from time to time reasonably request.

            (l) PAYMENT OF  LIABILITIES.  Each Borrower  shall,  and shall cause each of its  Subsidiaries  to,  pay and  discharge,  in the  ordinary  course of business, all obligations and liabilities  (including,  without limitation,  tax liabilities  and  other  governmental  charges),  except  where  the same may be contested  in good  faith by  appropriate  proceedings  and for  which  adequate reserves with respect thereto have been established in accordance with GAAP.

            (m) ERISA.  Each Borrower  shall,  and shall cause each of its ERISA
Affiliates  to, (i) maintain each Plan intended to qualify under Section  401(a)
of the  Internal  Revenue Code so as to satisfy the  qualification  requirements thereof,  (ii)  contribute,  or require that  contributions be made, in a timely manner (A) to each Plan in amounts sufficient (I) to satisfy the minimum funding requirements  of Section  302 of ERISA or Section  412 of the  Internal  Revenue
Code, if applicable,  (II) to satisfy any other Requirements of Law and (III) to satisfy the terms and conditions of each such Plan, and (B) to each Foreign Plan in amounts  sufficient  to  satisfy  the  minimum  funding  requirements  of any applicable law or regulation, without any application for a waiver from any such funding  requirements,  (iii)  cause each Plan or Foreign  Plan to comply in all material  respects with  applicable  law  (including  all  applicable  statutes, orders,  rules and regulations) and (iv) pay in a timely manner, in all material respects, all required premiums to the PBGC.

            As used in this  Section  7.1(m),  "Foreign  Plan" means a plan that provides  retirement  or health  benefits and that is  maintained,  or otherwise contributed  to, by a Borrower for the benefit of  employees  outside the United
States.

                                      -51-

            (n) ENVIRONMENTAL MATTERS. Each Borrower shall, and shall cause each of its  Subsidiaries  to,  conduct its  business so as to comply in all material respects with all applicable  Environmental Laws including,  without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations.

            (o)  TRADEMARKS.  Each Borrower  shall,  and shall cause each of its
Subsidiaries  to, do and cause to be done all things  necessary  to preserve and keep in full force and effect all of its material  registrations  of trademarks, service marks and other marks, trade names and other trade rights.

            (p)  SOLVENCY.  Each  Borrower  shall,  and shall  cause each of its
Subsidiaries to, be and remain Solvent at all times.

            (q) BILLING PRACTICES.  The Administrative Borrower shall notify the
Lender of any Receivable of any Borrower generated pursuant to the sale of goods or the  rendition of services on any basis other than on the terms  specified in
Schedule 7.1(q).

            (r) BANK ACCOUNTS.  The Borrowers shall comply with the requirements relating to their bank  accounts as  specified  in Schedule  7.2(t) by the dates specified therein.(1)

            (s) BANK SECRECY ACT, ETC. Each Borrower is and shall remain in full compliance  with all laws and  regulations  applicable to it including,  without limitation,  (i) ensuring that no Person who owns a  controlling  interest in or otherwise  controls  such  Borrower  is or shall be (A) listed on the  Specially
Designated Nationals and Blocked Person List maintained by the Office of Foreign
Assets Control ("OFAC"),  Department of the Treasury,  or any other similar list maintained  by the  OFAC  under  any  authorizing  statute,  Executive  Order or regulation  or  (B) a  Person  designated  under  Section  1(b),  (c)  or (d) of
Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any similar  Executive  Order and (ii)  compliance  with all applicable  Bank
Secrecy Act ("BSA") laws,  regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

            (t)  VILLA  SISTEMI.   If  Villa  Sistemi  becomes  a  wholly  owned
subsidiary (direct or indirect) of any Borrower, such Borrower shall, within ten days  thereof,  pledge  66% of Villa  Sistemi's  capital  stock to the Lender as
Collateral  under   documentation   satisfactory  to  the  Lender  in  its  sole
discretion.

            (u) EXCESS  AVAILABILITY.  As long as the Outstanding  Disputes have not been  settled  or  otherwise  resolved  to the  Lender's  satisfaction,  the
Borrowers  shall maintain Excess  Availability  of at least  $1,000,000 (or such lesser amount as determined by the Lender in its sole discretion).

            SECTION 7.2. NEGATIVE  COVENANTS.  Until termination of the Lender's obligation to make any Loan or to use its best efforts to cause to be issued any

-----------------------------
    1     Bank One accounts to be closed by a specified date.

                                      -52-

Letter  of  Credit  under  this  Agreement,  payment  and  satisfaction  of  all
Obligations in full,  and  termination,  Collateralization  or expiration of all
Letters of Credit:

            (a) INDEBTEDNESS. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly,  at any time create,  incur, assume or suffer to exist any Indebtedness other than:

                  (i) Indebtedness under the Loan Documents;

                  (ii)  endorsement  of  negotiable  instruments  for deposit or collection in the ordinary course of business;

                  (iii) Indebtedness  (including  Capitalized Lease Obligations)
            incurred  solely to  finance  the  acquisition  of fixed or  capital assets in an  aggregate  principal  amount not to exceed,  as to the
            Borrowers and their  Subsidiaries  taken  together,  $250,000 at any time outstanding;

                  (iv) Indebtedness of Villa Sistemi under its credit facilities existing  on the date hereof and  refinancings  thereof on terms and conditions satisfactory to the Lender;

                  (v) Indebtedness under the Villa Note and the Villa Euro Note,
            PROVIDED  that  payments  on the Villa  Note and the Villa Euro Note shall only be made from the  proceeds of  dividends  and  management fees paid by Villa Sistemi to the Borrowers; and

                  (vi) the Shareholder Subordinated Indebtedness.

            (b) CONTINGENT OBLIGATIONS.  Except as specified in Schedule 6.1(i), each Borrower will not,  directly or  indirectly,  incur,  assume,  or suffer to exist any Contingent Obligation,  excluding indemnities given in connection with this Agreement or the other Loan Documents in favor of the Lender.

            (c)  CORPORATE  CHANGES,  ETC.  Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly,  merge or consolidate with any Person or amend,  alter or modify its Governing  Documents or its legal name,  mailing address,  chief executive office or principal places of business, structure,  status or existence,  or liquidate or dissolve itself (or suffer any liquidation or dissolution) or issue any capital stock or other equity interests other than (i) the  issuance  of shares of capital  stock by Del Global upon the exercise of warrants  for shares of capital  stock of Del Global or the issuance of any other  capital  stock of Del Global so long as all the Net Cash  Proceeds thereof are applied to the outstanding amount of the Loans within three Business
Days of receipt  thereof and (ii) the issuance of shares of capital stock by Del
Global in exchange for shares of Villa Sistemi's  capital stock not owned by Del
Global as of the Closing Date.

            (d) CHANGE IN NATURE OF BUSINESS.  Each  Borrower will not, and will not permit any of its  Subsidiaries  to, at any time make any material change in the lines of its business as carried on at the date hereof or enter into any new line of business.

                                      -53-

            (e) SALES,  ETC. OF ASSETS.  Each  Borrower  will not,  and will not permit any of its Subsidiaries  to, directly or indirectly,  in any fiscal year, sell,  transfer or otherwise  dispose of any of its assets  (other than sales of
Inventory  in the  ordinary  course of  business),  or grant any option or other right to purchase or  otherwise  acquire  any of its assets,  with an  aggregate value, as to all the Borrowers and their Subsidiaries taken together,  in excess of $100,000.

            (f) USE OF PROCEEDS.  Each  Borrower will not (i) use any portion of the  proceeds  of any Loan in  violation  of Section  2.4 or for the  purpose of purchasing  or carrying  any "margin  stock" (as defined in  Regulation U of the
Federal Reserve Board) in any manner which violates the provisions of Regulation
T, U or X of the Federal  Reserve Board or for any other purpose in violation of any  applicable  statute or  regulation,  or of the terms and conditions of this
Agreement,  or (ii) take, or permit any Person acting on its behalf to take, any action  which  could  reasonably  be  expected  to cause this  Agreement  or any document or instrument  delivered  pursuant  hereto to violate any regulation of the Federal Reserve Board.

            (g)  CANCELLATION  OF DEBT.  Each  Borrower  will not,  and will not permit any of its  Subsidiaries  to,  cancel any  liability  or debt owed to it, except for consideration in the ordinary course of business.

            (h) LOANS TO OTHER  PERSONS.  Each  Borrower  will not, and will not permit any of its  Subsidiaries to, at any time make loans or advance any credit to any Affiliate or other Person at any time after the Closing Date.

            (i) LIENS,  ETC.  Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly,  at any time create,  incur, assume or suffer to exist any Lien on or with respect to any assets, other than:

                  (i) Liens created hereunder and by the Security Documents;

                  (ii)  Liens   securing   Indebtedness   permitted  by  Section
            7.2(a)(iii)  incurred to finance the acquisition of fixed or capital assets or shares of capital  stock of Villa  Sistemi,  PROVIDED that
            (A) such Liens shall be created  substantially  simultaneously  with the  acquisition  of such assets,  (B) such Liens do not at any time
            encumber  any  assets  other  than  the  assets   financed  by  such
            Indebtedness,  (C) such  Liens  are not  modified  to  secure  other
            Indebtedness  and the amount of Indebtedness  secured thereby is not increased,  (D) the principal amount of Indebtedness  secured by any such Lien shall at no time  exceed the  original  purchase  price of such assets and (E) in the case of the Villa Note, such Liens do not encumber more than 10% of the outstanding shares of capital stock of
            Villa Sistemi; and

                  (iii) Permitted Liens.

            (j) DIVIDENDS, STOCK REDEMPTIONS,  DISTRIBUTIONS, ETC. Each Borrower
will  not,  and  will  not  permit  any  of its  Subsidiaries  to,  directly  or indirectly,  pay any dividends or distributions  on, purchase,  redeem or retire any shares of any class of its capital  stock or other  equity  interests or any warrants,  options or rights to purchase any such capital  stock or other equity interests,  whether now or hereafter outstanding ("Stock"),  or make any payment

                                      -54-

on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption,  defeasance, retirement or other acquisition of its Stock,
or  make  any  other  distribution  in  respect  thereof,   either  directly  or
indirectly,  whether in cash or property or in  obligations  of such Borrower or any of its Subsidiaries except that a Subsidiary may pay dividends to a Borrower or to another Subsidiary of a Borrower.

            (k) INVESTMENTS.  Each Borrower will not, and will not permit any of its  Subsidiaries  to,  directly  or  indirectly,  at any time  make or hold any
Investment in any Person  (whether in cash,  securities or other property of any kind) other than Investments in (i) Cash Equivalents so long as the Lender has a perfected,  first  priority  Lien on such Cash  Equivalents  and (ii)  shares of capital stock of Villa Sistemi not currently owned by Del Global.

            (l)   PARTNERSHIPS;   SUBSIDIARIES;   JOINT   VENTURES;   MANAGEMENT
CONTRACTS.  Except for existing  joint  ventures of Villa  Sistemi  specified in
Schedule  6.1(k),  each  Borrower  will  not,  and  will not  permit  any of its
Subsidiaries  to, at any time  create any direct or indirect  Subsidiary,  enter into any joint venture or similar arrangement or become a partner in any general or limited  partnership or enter into any management  contract  permitting third party management  rights with respect to the business of such Borrower or any of its Subsidiaries.

            (m) FISCAL YEAR.  Each Borrower will not, and will not permit any of its  Subsidiaries  to,  change its fiscal year from a year ending July 30, 2005,
July 29, 2006 or July 28, 2007, respectively.

            (n) ACCOUNTING CHANGES.  Each Borrower will not, and will not permit any of its  Subsidiaries to, at any time make or permit any change in accounting policies or reporting practices, except as required by GAAP.

            (o)  EXECUTIVE  COMPENSATION.  Each  Borrower will not, and will not permit any of its Subsidiaries to, pay any salary, management, director or other fee or other direct or indirect  remuneration  or  compensation to its executive officers,  directors  or  stockholders  in excess of the  amounts  specified  in
Schedule 7.2(o) plus annual increases of which the Administrative Borrower shall give the Lender written notice at least annually.

            (p) NO PROHIBITED  TRANSACTIONS UNDER ERISA. Each Borrower will not, and will not permit any of its ERISA Affiliates to, directly or indirectly:

                  (i)  Engage  in  any   Prohibited   Transaction   which  could
            reasonably  be expected  to result in a civil  penalty or excise tax described  in Section 406 of ERISA or Section  4975 of the  Internal
            Revenue  Code  for  which a  statutory  or  class  exemption  is not available or a private  exemption has not been  previously  obtained from the Department of Labor;

                  (ii)  permit to exist  with  respect to any  Pension  Plan any accumulated  funding  deficiency (as defined in Section 302 of ERISA and  Section  412 of the  Internal  Revenue  Code),  whether  or not waived;

                                      -55-

                  (iii) except as specified in Schedule  6.1(x),  terminate  any
            Pension Plan where such event would  result in any  liability of any
            Borrower or ERISA Affiliate under Title IV of ERISA;

                  (iv) fail to make any required  contribution or payment to any
            Multiemployer Plan;

                  (v) fail to pay any required  installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                  (vi) amend a Pension Plan  resulting in an increase in current liability  for the  plan  year  such  that  any  Borrower  or  ERISA
            Affiliate is required to provide security to such Plan under Section
            307 of ERISA or Section 401(a)(29) of the Internal Revenue Code;

                  (vii)  withdraw  from  any   Multiemployer   Plan  where  such
            withdrawal  is  reasonably  likely to result in any liability of any such entity under Title IV of ERISA; or

                  (viii) take any action that would cause the  imposition  of an excise  tax under  Section  4978 or  Section  4979A of the  Internal
            Revenue Code.

            (q) UNUSUAL  TERMS OF SALE.  Each  Borrower  will not,  and will not permit any of its  Subsidiaries to, sell goods or products or render services on extended or consignment  terms or on a progress  billing or bill and hold basis, or on any other unusual terms.

            (r) PREPAYMENTS AND AMENDMENTS OF MATERIAL CONTRACTS.  Each Borrower
will not, and will not permit any of its  Subsidiaries  to, at any time (i) make any prepayment of any  Indebtedness,  other than (A) the prepayment of the Loans in accordance  with the terms of this Agreement and (B) prepayments of the Villa
Note  and the  Villa  Euro  Note  solely  with the  proceeds  of  dividends  and management fees paid by Villa Sistemi to the Borrowers,  or (ii) amend,  modify, cancel or terminate,  or permit the  amendment,  modification,  cancellation  or termination  of, (A) any  Material  Contract  (other than the Villa Note and the
Villa  Euro  Note),  except  where  such  amendment  or  modification  could not reasonably be expected to have a Material Adverse Effect,  (B) the Villa Note or
(C) the Villa Euro Note.

            (s) LEASE  OBLIGATIONS.  Each Borrower will not, and will not permit any of its Subsidiaries to, at any time create,  incur or assume any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction.

            (t) BANK  ACCOUNTS.  Each Borrower will not, and will not permit any of its Subsidiaries to, open,  maintain or otherwise have any checking,  savings or other  accounts  at any bank or other  financial  institution,  or any  other account where money is or may be deposited or maintained  with any other Person, other than (i) payroll accounts,  (ii) accounts specified in Schedule 7.2(t) and
(iii) other accounts subject to a Control Agreement.

                                      -56-

            (u) ACQUISITION OF STOCK OR ASSETS. Each Borrower will not, and will not permit any of its Subsidiaries to, acquire or commit or agree to acquire any stock, securities or assets of any other Person other than (i) shares of capital stock of Villa  Sistemi not owned by Del Global as of the Closing  Date and (ii)
Equipment and Inventory acquired in the ordinary course of business.

            (v)  SECURITIES  AND DEPOSIT  ACCOUNTS.  Each  Borrower will not (i)
establish or maintain any  Securities  Account or deposit  account (other than a
Blocked Account) unless the Lender shall have received a Control Agreement, duly executed by such Borrower and the  securities  intermediary  or depository  bank parties  thereto  and in full force and  effect,  in respect of such  Securities
Account or deposit  account  or (ii)  transfer  any  financial  assets  from any
Securities Account; PROVIDED, HOWEVER, that, in the case of Securities Accounts, so long as no Event of Default has  occurred and is  continuing  or would result therefrom,  such Borrower or any of its  Subsidiaries may (A) use such assets to the extent permitted by this Agreement,  or (B) sell or trade such assets in the ordinary  course of business so long as the proceeds of such sales or trades are deposited  in a Blocked  Account,  any other  deposit  account  or a  Securities
Account,  in each case in respect  of which the  Lender  has  received a Control
Agreement  duly executed by such  Borrower and the  securities  intermediary  or depository bank party thereto and that otherwise is in full force and effect.

            (w) NEGATIVE PLEDGE. Each Borrower will not, and will not permit any of its  Subsidiaries to, enter into or suffer to exist any agreement (other than in favor of the Lender)  prohibiting or conditioning  the creation or assumption of any Lien upon any of its assets.

                                 ARTICLE VIII.

                               FINANCIAL COVENANTS

            Until termination of the Lender's obligations to make any Loan or to use its best  efforts  to cause to be issued any  Letters  of Credit  under this
Agreement, payment and satisfaction of all Obligations in full, and termination,
Collateralization or expiration of all Letters of Credit:

            SECTION 8.1. ADJUSTED U.S. EARNINGS.

            (a) Until the Lender  receives the  Financial  Statements  and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended
July 30, 2005 or at any time when a Default has  occurred and is  continuing  or
Excess  Availability is less than $500,000,  the Adjusted U.S.  Earnings for any period  set  forth  below  shall  not be less than the  amount  set forth  below opposite such period:

                                                          Minimum Adjusted U.S.
                    Period                                     Earnings
                    ------                                ----------------------
August 1, 2005 through August 31, 2005                        $223,300
August 1, 2005 through September 30, 2005                      446,500
August 1, 2005 through October 31, 2005                        669,800
August 1, 2005 through November 30, 2005                       893,000

                                      -57-

                                                          Minimum Adjusted U.S.
                    Period                                     Earnings
                    ------                                ----------------------

August 1, 2005 through December 31, 2005                      1,116,300
August 1, 2005 through January 31, 2006                       1,339,500
August 1, 2005 through February 28, 2006                      1,562,800
August 1, 2005 through March 31, 2006                         1,786,000
August 1, 2005 through April 30, 2006                         2,009,300
August 1, 2005 through May 31, 2006                           2,232,500
August 1, 2005 through June 30, 2006                          2,455,800
August 1, 2005 through July 31, 2006                          2,679,000
The four consecutive fiscal quarters ending October 31, 2006  2,902,000
The four consecutive fiscal quarters ending January 31, 2007  3,124,000
The four consecutive fiscal quarters ending April 30, 2007    3,347,900
Each period of four consecutive fiscal quarters ending
January 31, April 30, July 31 or October 31 of
each fiscal year thereafter                                   3,400,000

            (b) After the Lender  receives the  Financial  Statements  and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended
July 30,  2005 and so long as no Default  has  occurred  and is  continuing  and
Excess  Availability  is at least $500,000,  the Adjusted U.S.  Earnings for any period  set  forth  below  shall  not be less than the  amount  set forth  below opposite such period:

                                                          Minimum Adjusted U.S.
                    Period                                     Earnings
                    ------                                ----------------------

August 1, 2005 through October 31, 2005                      $  669,800
August 1, 2005 through January 31, 2006                       1,339,500
August 1, 2005 through April 30, 2006                         2,009,300
August 1, 2005 through July 31, 2006                          2,679,000
November 1, 2005 through October 31, 2006                     2,902,000
February 1, 2006 through January 31, 2007                     3,124,000
May 1, 2006 through April 30, 2007                            3,347,900
Each period of four consecutive fiscal quarters
ending January 31, April 30, July 31 and
October 31 of each fiscal year thereafter                     3,400,000

            SECTION 8.2. ADJUSTED EARNINGS. The Adjusted Earnings for any period set forth  below  shall not be less than the  amount  set forth  below  opposite such period:

                                      -58-

                                                                    Minimum Adjusted
                    Period                                               Earnings
                    ------                                          ----------------------

August 1, 2005 through October 31, 2005                                 $1,419,800
August 1, 2005 through January 31, 2006                                  2,839,500
August 1, 2005 through April 30, 2006                                    4,259,300
August 1, 2005 through July 31, 2006                                     5,679,000
The four consecutive fiscal quarters ending October 31, 2006             5,902,000
The four consecutive fiscal quarters ending January 31, 2007             6,124,900
The four consecutive fiscal quarters ending April 30, 2007               6,347,900
Each period of four consecutive fiscal quarters ending
January 31, April 30, July 31 or October 31 of
each fiscal year thereafter                                              6,400,000

            SECTION 8.3. SENIOR U.S. DEBT RATIO.

            (a) Until the Lender  receives the  financial  statements  and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended
July 30, 2005 or at any time when a Default has  occurred and is  continuing  or
Excess  Availability  is less than  $500,000,  the ratio of (i) the  outstanding amount of all Loans and all outstanding  Letters of Credit to (ii) Adjusted U.S.
Earnings  (on an  annualized  basis) shall not, as of the last day of any period set forth below, be greater than the ratio set forth below opposite such period:

                    Period                                      Maximum Senior U.S. Debt Ratio
                    ------                                      ------------------------------

August 1, 2005 through August 31, 2005                                    1.50:1.00
August 1, 2005 through September 30, 2005                                 1.50:1.00
August 1, 2005 through October 31, 2005                                   1.50:1.00
August 1, 2005 through November 30, 2005                                  1.25:1.00
August 1, 2005 through December 31, 2005                                  1.25:1.00
August 1, 2005 through January 31, 2006                                   1.25:1.00
August 1, 2005 through February 28, 2006                                  1.25:1.00
August 1, 2005 through March 31, 2006                                     1.25:1.00
August 1, 2005 through April 30, 2006                                     1.25:1.00
August 1, 2005 through May 31, 2006                                       1.25:1.00
August 1, 2005 through June 30, 2006                                      1.25:1.00
August 1, 2005 through July 31, 2006                                      1.25:1.00
Each period of four consecutive fiscal quarters ending
January 31, April 30, July 31 and October 31 of each
fiscal year thereafter                                                    1.00:1.00

            (b) After the Lender  receives the  financial  statements  and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended
July 30,  2005 and so long as no Default  has  occurred  and is  continuing  and
Excess  Availability  is at least  $500,000,  the  ratio of (i) the  outstanding

                                      -59-

amount of all Loans and all outstanding  Letters of Credit to (ii) Adjusted U.S.
Earnings  (on an  annualized  basis) shall not, as of the last day of any period set forth below, be greater than the ratio set forth below opposite such period:

                    Period                                      Maximum Senior U.S. Debt Ratio
                    ------                                      ------------------------------

August 1, 2005 through October 31, 2005                                   1.50:1.00
August 1, 2005 through January 31, 2006                                   1.25:1.00
August 1, 2005 through April 30, 2006                                    *1.25:1.00
August 1, 2005 through July 31, 2006                                      1.25:1.00
Each period of four consecutive fiscal quarters
ending January 31, April 30, July 31 and
October 31 of each fiscal year thereafter                                 1.00:1.00

            SECTION  8.4.  SENIOR DEBT RATIO.  The ratio of (i) the  outstanding amount of all  Loans  and all  outstanding  Letters  of Credit to (ii)  Adjusted
Earnings  (on an  annualized  basis) shall not, as of the last day of any period set forth below, be greater than the ratio set forth below opposite such period:

                    Period                                      Maximum Senior Debt Ratio
                    ------                                      -------------------------

August 1, 2005 through October 31, 2005                                  2.00:1.00
August 1, 2005 through January 31, 2006                                  1.75:1.00
August 1, 2005 through April 30, 2006                                    1.75:1.00
August 1, 2005 through July 31, 2006                                     1.50:1.00
Each period of four consecutive fiscal quarters ending
January 31, April 30, July 31 and
October 31 of each fiscal year thereafter                                1.50:1.00

            SECTION 8.5. FIXED CHARGE COVERAGE RATIO.

            (a) Until the Lender  receives the  Financial  Statements  and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended
July 30, 2005 or at any time when a Default has  occurred and is  continuing  or
Excess  Availability is less than $500,000,  the Fixed Charge Coverage Ratio for any  period  set forth  below  shall not be less than the ratio set forth  below opposite such period:

                                                                    Minimum Fixed Charge
                    Period                                            Coverage Ratio
                    ------                                          ----------------------

August 1, 2005 through August 31, 2005                                    3.00:1.00
August 1, 2005 through September 30, 2005                                 3.00:1.00
August 1, 2005 through October 31, 2005                                   3.00:1.00
August 1, 2005 through November 30, 2005                                  3.00:1.00
August 1, 2005 through December 31, 2005                                  3.00:1.00
August 1, 2005 through January 31, 2006                                   3.00:1.00

                                      -60-

August 1, 2005 through February 28, 2006                                  3.00:1.00
August 1, 2005 through March 31, 2006                                     3.00:1.00
August 1, 2005 through April 30, 2006                                     3.00:1.00
August 1, 2005 through May 31, 2006                                       3.00:1.00
August 1, 2005 through June 30, 2006                                      3.00:1.00
August 1, 2005 through July 31, 2006                                      3.00:1.00
Each period of four consecutive fiscal quarters
ending January 31, April 30, July 31 and
October 31 of each fiscal year thereafter                                 3.00:1.00

            (b) After the Lender  receives the  Financial  Statements  and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended
July 30,  2005 and so long as no Default  has  occurred  and is  continuing  and
Excess  Availability is at least  $500,000,  the Fixed Charge Coverage Ratio for any  period  set forth  below  shall not be less than the ratio set forth  below opposite such period:

                                                                    Minimum Fixed Charge
                    Period                                            Coverage Ratio
                    ------                                          ----------------------

August 1, 2005 through October 31, 2005                                 3.00:1.00
August 1, 2005 through January 31, 2006                                 3.00:1.00
August 1, 2005 through April 30, 2006                                   3.00:1.00
August 1, 2005 through July 31, 2006                                    3.00:1.00
Each period of four consecutive fiscal quarters
ending January 31, April 30, July 31 and
October 31 of each fiscal year thereafter                               3.00:1.00

            SECTION  8.6.  TANGIBLE  NET WORTH.  The  Tangible  Net Worth of Del
Global and its Subsidiaries as of the last day of each month-end commencing July
31, 2005 shall not be less than $5,328,700 PLUS 50% of the cumulative net income of Del Global and its Subsidiaries for the month then ended.

            SECTION  8.7.  CAPITAL  EXPENDITURES.  The  aggregate  amount of Del
Global's  and  its  Subsidiaries'  consolidated  Capital  Expenditures  made  or committed to be made in any fiscal year  commencing  with the fiscal year ending
July 30, 2005, shall not exceed $400,000.

            SECTION 8.8. BUSINESS PLAN. The Lender and the Borrowers acknowledge that the foregoing  financial  covenants were  established by the Lender and the
Borrowers  on the basis of the  Business  Plan  delivered  to the  Lender on the
Closing Date,  after leaving a margin in favor of the Borrowers which the Lender and the Borrowers have agreed is fair. Accordingly, the Lender and the Borrowers have agreed that any  failure by the  Borrowers  to comply with the terms of any
Financial Covenant shall be deemed material for purposes of this Agreement.

                                      -61-

                                  ARTICLE IX.

                                EVENTS OF DEFAULT

            SECTION  9.1.  EVENTS  OF  DEFAULT.  The  occurrence  of  any of the following events shall constitute an "Event of Default":

            (a) the Borrowers shall fail to pay any principal,  interest,  fees, expenses or other  Obligations  when  payable,  whether at stated  maturity,  by acceleration, or otherwise; or

            (b) any Borrower shall (i) default in the  performance or observance of any agreement,  covenant,  condition,  provision or term contained in Section
2.4, 2.5, 2.7, 7.1(a)(i),  7.1(f),  7.1(g)(ii),  7.1(h), 7.1(k), 7.1(r), 7.1(s),
7.1(t),  7.1(u), 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7 or 10.1 hereof,  Section
4(c) of the Pledge Agreement, Section 2(b) of the Intellectual Property Security
Agreement or Section 2.6 of the Mortgage;  or (ii) default in the performance or observance of any agreement, covenant, condition, provision or term contained in this  Agreement  or any other Loan  Document  (other  than those  referred to in
Sections 9.1(a) and (b)(i)) and such failure  continues for a period of ten days following  the date on which  such  Borrower  knew or should  have known of such default; or

            (c) any  Borrower  shall  dissolve,  wind up or  otherwise  cease to conduct its business; or

            (d) any Borrower shall become the subject of an Insolvency Event; or

            (e) (i) any  Borrower  shall fail to make any  payment  (whether  of principal,  interest or otherwise  and  regardless  of amount) in respect of any
Material  Indebtedness  when due (whether at  scheduled  maturity or by required prepayment,  acceleration,  demand or otherwise), or (ii) any event or condition occurs  that  results in any  Material  Indebtedness  becoming  due prior to its scheduled  maturity  or that  enables  or permits  the  holder or holders  (or a trustee or agent on behalf of such holder or  holders)  to declare any  Material
Indebtedness to be due, or to require the prepayment,  repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

            (f) any  representation or warranty made by any Borrower under or in connection  with any Loan  Document or  amendment or waiver  thereof,  or in any
Financial  Statement,  report,  document or certificate  delivered in connection therewith,  shall prove to have been incorrect in any material respect when made or deemed made; or

            (g) any judgment or order for the payment of money which, when taken together  with all  other  judgments  and  orders  rendered  against  any of the
Borrowers  taken together,  exceeds  $250,000 in the aggregate shall be rendered against  any of the  Borrowers  and  shall  not be  stayed,  vacated,  bonded or discharged within thirty days; or

            (h) any penalty or fine for the payment of money  which,  when taken together with all other  penalties and fines issued against any of the Borrowers taken together,  exceeds $250,000 in the aggregate shall be rendered against any of the Borrowers and shall not be stayed,  vacated,  bonded or discharged within thirty days; or

                                      -62-

            (i) (i) the chief executive  officer or the chief financial  officer or principal  accounting  officer of any Borrower is  terminated or resigns from his or her office and is not replaced with a person reasonably acceptable to the
Lender,  or (ii) the  occurrence  of any change in control or similar event with respect to a Borrower as defined or described  under any  indenture or agreement in respect of Indebtedness to which such Borrower is a party; or

            (j) any material  covenant,  agreement or  obligation  of a Borrower contained  in or  evidenced  by any of the  Loan  Documents  shall  cease  to be enforceable, or shall be determined to be unenforceable,  in accordance with its terms; a Borrower shall deny or disaffirm its obligations  under any of the Loan
Documents  or any Liens  granted  in  connection  therewith  or shall  otherwise challenge any of its obligations  under any of the Loan Documents;  or any Liens granted on any of the  Collateral  shall be determined  to be void,  voidable or invalid,  are  subordinated  or are not given the priority  contemplated by this
Agreement or any other Loan Document; or

            (k) a Security Document shall for any reason cease to create a valid and  perfected  first  priority Lien on the  Collateral  purported to be covered thereby; or

            (l) the  independent  public  accountants  for the  Borrowers  shall deliver a Qualified opinion on any Financial Statement; or

            (m) more than 15% of the Borrowers'  vendors or suppliers (either in number or volume of  business)  shall have ceased  supplying  goods or rendering services to the Borrowers and the Borrowers shall not have obtained  replacement goods or  services  from  other  sources on terms at least as  favorable  to the
Borrowers; or

            (n) the  occurrence of any event or condition  that, in the Lender's judgment, could reasonably be expected to have a Material Adverse Effect.

            SECTION 9.2. ACCELERATION,  TERMINATION AND CASH  COLLATERALIZATION.
Upon the  occurrence  and during the  continuance  of an Event of  Default,  the
Lender may take any or all of the following  actions,  without  prejudice to the rights of the Lender to enforce its claims against the Borrowers:

            (a)  ACCELERATION.  To declare all  Obligations  immediately due and payable  (except with respect to any Event of Default with respect to a Borrower specified in Section 9.1(d), in which case all Obligations  shall  automatically become immediately due and payable) without presentment,  demand, protest or any other action or obligation of the Lender.

            (b) TERMINATION OF COMMITMENT. To declare the Lender's obligation to make  Advances  and to use its best  efforts to cause the issuance of Letters of
Credit  hereunder  immediately  terminated  (except with respect to any Event of
Default  with respect to a Borrower  under  Section  9.1(d),  in which case such obligation shall automatically terminate) and, at all times thereafter, any Loan made by the Lender  and the  issuance  of any  Letter of Credit  shall be in the
Lender's sole and absolute  discretion.  Notwithstanding any termination of this
Agreement, until all Obligations shall have been fully and indefeasibly paid and satisfied,  the Lender shall retain all  security in all  guaranties  and in all existing and future  Receivables,  Inventory  and Equipment of the Borrowers and

                                      -63-

all other Collateral held by it hereunder and under the Security Documents,  and the Borrowers shall continue to turn over all Collections to the Lender.

            (c) CASH  COLLATERALIZATION.  With  respect to all Letters of Credit outstanding at the time of the  acceleration  of the  Obligations  under Section
9.2(a) or otherwise at any time after the Expiration  Date, the Borrowers  shall at such time deposit in a cash collateral account established by or on behalf of the  Lender an amount  equal to 105% (or 110% in the case of  Letters  of Credit denominated  in any currency  other than Dollars) of the aggregate  then undrawn and  unexpired  amount of such  Letters  of  Credit.  Amounts  held in such cash collateral  account  shall be under the sole  dominion and control of the Lender and applied by the Lender to the payment of drafts  drawn under such  Letters of
Credit, and the balance, if any, in such cash collateral account, after all such
Letters of Credit  shall have  expired or been fully drawn upon shall be applied to repay the other  Obligations.  After all such  Letters  of Credit  shall have expired or been fully drawn upon and all Obligations  shall have been satisfied, the balance,  if any, in such cash  collateral  account shall be returned to the
Borrowers or to such other Person as may be lawfully entitled thereto.

            SECTION 9.3. OTHER REMEDIES.

            (a) Upon the  occurrence  and during the  continuance of an Event of
Default,  the Lender  shall have all rights  and  remedies  with  respect to the
Obligations and the Collateral under applicable law and the Loan Documents,  and the Lender may do any or all of the following:

                  (i) remove for copying all documents,  instruments,  files and records  (including the copying of any computer records) relating to a Borrower's  Receivables or use (at the expense of a Borrower) such supplies  or  space  of a  Borrower  at such  Borrower's  places  of
            business   necessary  to   administer,   enforce  and  collect  such
            Receivables   including,    without   limitation,   any   supporting
            obligations;

                  (ii)  accelerate  or extend the time of  payment,  compromise, issue  credits,  or bring suit on a Borrower's  Receivables  (in the name of such  Borrower or the Lender) and otherwise  administer  and collect such Receivables;

                  (iii) sell,  assign and deliver a Borrower's  Receivables with or without  advertisement,  at public or private sale,  for cash, on credit or otherwise, subject to applicable law; and

                  (iv) foreclose the security  interests created pursuant to the
            Loan Documents by any available procedure, or take possession of any or all of the  Collateral,  without  judicial  process and enter any premises  where any  Collateral  may be located  for the  purpose of taking possession of or removing the same.

            (b) The Lender may bid or become a purchaser at any sale,  free from any right of redemption,  which right is expressly  waived by each Borrower.  If notice of  intended  disposition  of any  Collateral  is  required by law, it is agreed that ten days'  notice shall  constitute  reasonable  notification.  Each
Borrower will assemble the Collateral in its possession and make it available at

                                      -64-

such  locations  as the Lender may  specify,  whether  at the  premises  of such
Borrower or  elsewhere,  and will make  available to the Lender the premises and facilities of such Borrower for the purpose of the Lender's taking possession of or removing the  Collateral  or putting the  Collateral  in saleable  form.  The
Lender may sell the  Collateral  or any part  thereof in one or more  parcels at public  or  private  sale,  at any  exchange,  broker's  board  or at any of the
Lender's offices or elsewhere,  for cash, on credit or for future delivery,  and upon such other terms as the Lender may deem commercially reasonable. The Lender shall not be obligated to make any sale of  Collateral  regardless  of notice of sale having been given.  The Lender may adjourn any public or private  sale from time to time by announcement at the time and place fixed therefor, and such sale may,  without further  notice,  be made at the time and place to which it was so adjourned.  Each Borrower hereby grants the Lender a license to enter and occupy any of such Borrower's leased or owned premises and facilities,  without charge, to exercise any of the Lender's rights or remedies.

            SECTION  9.4.  LICENSE  FOR USE OF SOFTWARE  AND OTHER  INTELLECTUAL
PROPERTY.  Each Borrower hereby grants to the Lender a license or other right to use, without charge,  all computer  software  programs,  data bases,  processes, trademarks,  tradenames,  copyrights,  labels,  trade  secrets,  service  marks, advertising  materials  and other  rights,  assets  and  materials  used by such
Borrower in connection with its businesses or in connection with the Collateral.

            SECTION 9.5. NO MARSHALLING;  DEFICIENCIES; REMEDIES CUMULATIVE. The
Lender shall have no  obligation  to marshal any  Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse  against or  satisfaction  from another  source.  The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights to liquidate all or  substantially  all of the Collateral,  including any and all Collections
(after deducting all of the Lender's expenses related thereto), shall be applied by the Lender to such of the  Obligations  and in such order as the Lender shall elect in its sole and  absolute  discretion,  whether due or to become due.  The
Borrowers shall remain liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to the  applicable  Borrower or its  successor or assign any surplus  resulting  therefrom.  All of the Lender's  remedies under the Loan
Documents  shall be  cumulative,  may be  exercised  simultaneously  against any
Collateral and any Borrower or in such order and with respect to such Collateral or such  Borrower as the Lender may deem  desirable,  and are not intended to be exhaustive.

            SECTION  9.6.  WAIVERS.  Except  as  may be  otherwise  specifically provided  herein or in any other Loan Document,  each Borrower hereby waives any right to a judicial or other  hearing with respect to any action or  prejudgment remedy or proceeding by the Lender to take possession, exercise control over, or dispose of any item of Collateral in any instance  (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable  law or of the time,  place or terms of sale in  connection  with the exercise of the Lender's  rights  hereunder and also waives any bonds,  security or sureties  required by any  statute,  rule or other law as an  incident  to any  taking  of  possession  by the  Lender of any
Collateral.  Each Borrower  also waives any damages  (direct,  consequential  or otherwise)  occasioned  by the  enforcement  of the  Lender's  rights under this
Agreement or any other Loan  Document  including the taking of possession of any
Collateral  or the giving of notice to any account  debtor or the  collection of any Receivable of such Borrower. Each Borrower also consents that the Lender may

                                      -65-

enter upon any premises owned by or leased to it without obligations to pay rent or for use and  occupancy,  through  self-help,  without  judicial  process  and without having first obtained an order of any court. These waivers and all other waivers  provided for in this  Agreement and the other Loan  Documents have been negotiated  by the  parties,  and each  Borrower  acknowledges  that it has been represented  by counsel of its own  choice,  has  consulted  such  counsel  with respect to its rights hereunder and has freely and voluntarily entered into this
Agreement  and  the  other  Loan   Documents  as  the  result  of   arm's-length
negotiations.

            SECTION 9.7. FURTHER RIGHTS OF THE LENDER.

            (a) FURTHER ASSURANCES.  Each Borrower shall do all things and shall execute and deliver all documents and  instruments  reasonably  requested by the
Lender to protect or perfect any Lien (and the  priority  thereof) of the Lender on the Collateral.  The Lender is authorized to describe the Collateral  covered by any  financing  statement  filed by it under the Code as "all assets" or "all personal property" of the applicable Borrower or by using a similar supergeneric description.

            (b) INSURANCE; ETC. If a Borrower shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, governmental charge or levy,  except as the same may be  otherwise  permitted  hereunder or which is being contested in good faith by appropriate  proceedings and for which adequate reserves  have  been  established  in  accordance  with  GAAP,  or if  any  Lien prohibited  hereby shall not be paid in full or a Borrower shall fail to perform or comply with any other covenant, promise or obligation to the Lender hereunder or under any other Loan Document,  the Lender may (but shall not be required to)
perform,  pay,  satisfy,  discharge  or bond the same  for the  account  of such
Borrower,  and all amounts so paid by the Lender shall be treated as a Base Rate
Advance hereunder and shall constitute part of the Obligations.

            SECTION  9.8.  INTEREST  AND LETTER OF CREDIT  FEES  AFTER  EVENT OF
DEFAULT.  Each Borrower agrees and acknowledges that the additional interest and fees that may be charged  under Section 4.2: (a) are an inducement to the Lender to make  Advances and to use its best  efforts to cause  Letters of Credit to be issued  hereunder  and that the Lender  would not  consummate  the  transactions contemplated by this Agreement without the inclusion of such provisions, (b) are fair and reasonable  estimates of the Lender's costs of administering the credit facility  upon an Event of Default and (c) are intended to estimate the Lender's increased risks upon an Event of Default.

                                   ARTICLE X.

                         ASSIGNMENTS AND PARTICIPATIONS

            SECTION 10.1.  ASSIGNMENTS.  No Borrower shall assign this Agreement or any right or obligation  hereunder  without the prior written  consent of the
Lender.  The Lender may assign  (without the consent of any  Borrower) to one or more  Persons  all or a  portion  of  its  rights  and  obligations  under  this
Agreement, the Notes and the other Loan Documents.

            SECTION 10.2. PARTICIPATIONS.  The Lender may sell participations in or to all or a portion  of its  rights  and  obligations  under  this  Agreement
(including,  without  limitation,  all or a portion of the Loans and the Notes);
PROVIDED,  HOWEVER,  that in such  event the  Lender's  obligations  under  this
Agreement shall remain unchanged.

                                      -66-

            SECTION 10.3.  DISCLOSURE.  The Lender may, in  connection  with any permitted  assignment or participation  or proposed  assignment or participation pursuant to this Article X, disclose to the assignee or  participant or proposed assignee or  participant  any  information  relating to the  Borrowers  or their
Subsidiaries.

                                  ARTICLE XI.

                               GENERAL PROVISIONS

            SECTION 11.1.  NOTICES.  Except as otherwise  provided  herein,  all notices  and other  communications  hereunder  shall be in  writing  and sent by certified or registered mail, return receipt  requested,  by overnight  delivery service,  with all charges prepaid, by hand delivery,  or by telecopier followed by a hard copy sent by regular mail,

            if to the Lender, then to:

            North Fork Business Capital Corporation
            275 Broadhollow Road, 4th Floor
            Melville, New York 11747
            Telecopy:  (631) 501-5524
            Attn.: Regional Manager

            with a copy to:

            North Fork Business Capital Corporation
            275 Broadhollow Road, 4th Floor
            Melville, New York 11747
            Telecopy:  (631) 501-5524
            Attn.:  General Counsel

            and if to a Borrower, then c/o the Administrative Borrower, to:

            Del Global Technologies Corp.
            One Commerce Park
            Valhalla, New York 10595
            Telecopy:  (914) 686-0826
            Attn:  Mr. Mark Koch

            with a copy to:

            Olshan Grundman Frome Rosenzweig & Wolosky LLP
            Park Avenue Tower 65 East 55th Street
            New York, New York 10022
            Telecopy:  212-451-2222
            Attn:  Jeffrey S. Spindler, Esq.

or, in each case,  to such other address as the  Administrative  Borrower or the
Lender may specify to the other party in the manner required hereunder. All such notices and  correspondence  shall be deemed  given (i) if sent by  certified or registered  mail,  three Business Days after being  postmarked,  (ii) if sent by

                                      -67-

overnight  delivery  service or by hand  delivery,  when  received  at the above stated  addresses  or when  delivery is refused and (iii) if sent by  telecopier transmission, when such transmission is confirmed.

            SECTION  11.2.  DELAYS;  PARTIAL  EXERCISE OF REMEDIES.  No delay or omission of the Lender to exercise  any right or remedy  hereunder  shall impair any such right or operate as a waiver thereof.  No single or partial exercise by the Lender of any right or remedy shall  preclude any other or further  exercise thereof, or preclude any other right or remedy.

            SECTION 11.3. RIGHT OF SETOFF.  In addition to and not in limitation of all  rights of offset  that the Lender may have  under  applicable  law,  and whether  or not the  Lender  has  made  any  demand  or the  Obligations  of the
Borrowers have matured, the Lender shall have the right to set off and apply any and all deposits (general or special,  time or demand,  provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Lender or any of its  Affiliates  to or for the credit or the account of any
Borrower or any Borrower's Affiliate against any and all of the Obligations.  In the event that the Lender  exercises  any of its rights under this Section 11.3, the Lender shall provide notice to the Administrative Borrower of such exercise,
PROVIDED  that the failure to give such notice  shall not affect the validity of the exercise of such rights.

            SECTION  11.4.   INDEMNIFICATION;   REIMBURSEMENT   OF  EXPENSES  OF
COLLECTION.

            (a) Each  Borrower  hereby  agrees  that,  whether or not any of the transactions  contemplated  by this  Agreement or the other Loan  Documents  are consummated,  such  Borrower  will  indemnify,  defend and hold  harmless (on an after-tax  basis) the Lender and its successors and assigns and their respective directors,  officers, agents, employees, advisors,  shareholders,  attorneys and
Affiliates  (each, an "Indemnified  Party") from and against any and all losses, claims,  damages,  liabilities,  deficiencies,  obligations,  fines,  penalties, actions (whether threatened or existing),  judgments,  suits (whether threatened or existing) or expenses  (including,  without  limitation,  reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, "Claims") (except, in the case of each Indemnified
Party, to the extent that any Claim is determined in a final and  non-appealable judgment by a court of competent  jurisdiction  to have  directly  resulted from such Indemnified  Party's gross negligence or willful misconduct) arising out of or by reason of (i) any litigation,  investigation,  claim or proceeding related to (A) this Agreement, any other Loan Document or the transactions  contemplated hereby or thereby,  (B) any actual or proposed use by a Borrower of the proceeds of the Loans,  (C) the  issuance  of any Letter of Credit or the  acceptance  or payment of any document or draft  presented to any issuer  thereof or any change in the value of a foreign  currency  covered  by any Letter of Credit or (D) the
Lender's  entering into this  Agreement,  the other Loan  Documents or any other agreements and documents relating hereto (other than  consequential  damages and loss of anticipated profits or earnings), including, without limitation, amounts paid in  settlement,  court  costs  and the fees and  disbursements  of  counsel incurred  in  connection  with  any  such  litigation,  investigation,  claim or proceeding, (ii) any remedial or other action taken or required to be taken by a
Borrower  in  connection  with  compliance  by  such  Borrower,  or  any  of its properties,  with any federal,  state or local  Environmental Laws and (iii) any pending,  threatened  or  actual  action,  claim,  proceeding  or  suit  by  any

                                      -68-

shareholder or director of a Borrower or any actual or purported  violation of a
Borrower's  Governing  Documents or any other agreement or instrument to which a
Borrower is a party or by which any of its properties is bound. In addition, the
Borrowers shall, upon demand,  pay to the Lender all costs and expenses incurred by the  Lender  (including  the fees and  disbursements  of  counsel  and  other
professionals)  in  connection  with  the  preparation,   execution,   delivery,
administration, modification and amendment of the Loan Documents, and pay to the
Lender all costs and expenses  (including the fees and  disbursements of counsel and other  professionals)  paid or  incurred by the Lender in (A)  enforcing  or defending  its  rights  under or in respect  of this  Agreement,  the other Loan
Documents or any other  document or  instrument  now or  hereafter  executed and delivered in connection  herewith,  (B) collecting the  Obligations or otherwise administering this Agreement and (C) foreclosing or otherwise realizing upon the
Collateral or any part thereof. If and to the extent that the obligations of the
Borrowers hereunder are unenforceable for any reason, the Borrowers hereby agree to make  the  maximum  contribution  to the  payment  and  satisfaction  of such obligations that is permissible under applicable law.

            (b) The Borrowers'  obligations  under Sections 4.8 and 4.9 and this
Section 11.4 shall survive any  termination of this Agreement and the other Loan
Documents,  the termination,  expiration or  Collateralization of all Letters of
Credit and the payment in full of the  Obligations,  and are in addition to, and not in substitution of, any of the other Obligations.

            SECTION  11.5.   AMENDMENTS  AND  WAIVERS.  Any  provision  of  this
Agreement  or any other Loan  Document may be amended or waived if, but only if, such  amendment  or waiver  is in  writing  and  signed  by the  Lender  and the
Borrowers  party  thereto,  and then  any  such  amendment  or  waiver  shall be effective only to the extent set forth therein.

            SECTION 11.6.  COUNTERPARTS;  TELECOPIED SIGNATURES.  This Agreement
and any waiver or amendment  hereto may be executed in  counterparts  and by the parties  hereto in separate  counterparts,  each of which when so  executed  and delivered shall be an original,  but all of which shall together  constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same  force and  effect as if the same was a fully  executed  and  delivered original manual counterpart.

            SECTION 11.7.  SEVERABILITY.  In case any provision in or obligation under this  Agreement,  any Note or any other Loan  Document  shall be  invalid, illegal  or  unenforceable  in any  jurisdiction,  the  validity,  legality  and enforceability of the remaining provisions or obligations,  or of such provision or  obligation  in any other  jurisdiction,  shall not in any way be affected or impaired thereby.

            SECTION 11.8. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all  agreements  between them under this  Agreement and the other Loan Documents,  whether now existing or hereafter arising and whether written  or oral,  are  expressly  limited  so that in no  contingency  or event whatsoever  shall the amount paid,  or agreed to be paid,  to the Lender for the use,  forbearance,  or  detention  of the  money  loaned  to the  Borrowers  and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate,  if any,  that at any  time or from  time to time may be  contracted  for, taken, reserved,  charged or received on the Obligations,  under the laws of the
State  of New  York (or the laws of any  other  jurisdiction  whose  laws may be mandatorily  applicable  notwithstanding  other provisions of this Agreement and

                                      -69-

the other Loan Documents),  or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of New York (or such other  jurisdiction), in any case after taking into  account,  to the extent  permitted by  applicable law, any and all relevant payments or charges under this Agreement and the other
Loan Documents executed in connection  herewith,  and any available  exemptions,
exceptions  and  exclusions  (the  "Highest   Lawful  Rate").   If  due  to  any
circumstance  whatsoever,  fulfillment of any provision of this Agreement or any of the other Loan Documents at the time  performance of such provision  shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent  necessary to limit such interest to the  Highest  Lawful  Rate,  and if from any such  circumstance  the
Lender should ever receive  anything of value deemed  interest by applicable law which would exceed the Highest  Lawful Rate,  such  excessive  interest shall be applied to the reduction of the principal amount then  outstanding  hereunder or on account of any other then  outstanding  Obligations and not to the payment of interest,  or if such excessive  interest  exceeds the principal  unpaid balance then  outstanding  hereunder and such other then outstanding  Obligations,  such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Lender for the use,  forbearance,  or detention of the Obligations and other
Indebtedness  of the Borrowers to the Lender shall,  to the extent  permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such  Indebtedness,  until payment in full  thereof,  so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest
Lawful  Rate  throughout  the entire  term of such  Indebtedness.  The terms and provisions  of  this  Section  shall  control  every  other  provision  of  this
Agreement,  the other Loan Documents and all other  agreements among the parties hereto.

            SECTION  11.9.   ADMINISTRATIVE   BORROWER;   NATURE  OF  BORROWERS'
LIABILITIES.

            (a)  Each  Borrower  hereby  appoints  the  Administrative  Borrower
irrevocably   for  the   term  of  this   Agreement,   to  act  as  its   agent,
attorney-in-fact  and legal  representative  in all  matters  pertaining  to the administration of this Agreement and the other Loan Documents including, without limitation,  to execute and deliver to the Lender any notices,  certificates and the other documents  permitted or required to be executed and delivered,  and to take any and all other actions as are  permitted or required to be taken,  under or in  connection  with  the  Loan  Documents.  Any  such  action  taken  by the
Administrative Borrower shall bind each of the Borrowers.

            (b) The Borrowers'  liabilities in respect of the Obligations  shall at all times be joint and several.

            SECTION  11.10.  ENTIRE  AGREEMENT;  SUCCESSORS  AND  ASSIGNS.  This
Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them, and shall bind and  benefit  the parties and their  respective  successors  and  permitted assigns.

            SECTION  11.11.  LIMITATION OF  LIABILITY.  THE LENDER SHALL HAVE NO
LIABILITY  TO ANY  BORROWER  (WHETHER  SOUNDING IN  CONTRACT,  TORT OR EQUITY OR
OTHERWISE) FOR LOSSES SUFFERED BY ANY BORROWER IN CONNECTION  WITH,  ARISING OUT
OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR  RELATIONSHIPS  CONTEMPLATED BY
THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH,

                                      -70-

UNLESS IT IS  DETERMINED  BY A FINAL AND  NONAPPEALABLE  JUDGMENT OR COURT ORDER
BINDING ON THE  LENDER  THAT THE  LOSSES  WERE THE  RESULT OF ACTS OR  OMISSIONS
CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. EACH BORROWER
HEREBY  WAIVES ALL FUTURE  CLAIMS  AGAINST  THE  LENDER FOR  SPECIAL,  INDIRECT,
CONSEQUENTIAL OR PUNITIVE DAMAGES.

            SECTION  11.12.  GOVERNING  LAW. THE  VALIDITY,  INTERPRETATION  AND
ENFORCEMENT  OF THIS  AGREEMENT  AND THE OTHER LOAN  DOCUMENTS  AND ANY  DISPUTE
ARISING OUT OF OR IN  CONNECTION  WITH THIS  AGREEMENT  OR ANY OF THE OTHER LOAN
DOCUMENTS,  WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE,  SHALL BE
GOVERNED BY THE  INTERNAL  LAWS AND  DECISIONS  OF THE STATE OF NEW YORK WITHOUT
GIVING EFFECT TO  PRINCIPLES  OF CONFLICTS OF LAW (OTHER THAN SECTION  5-1401 OF
THE NEW YORK GENERAL OBLIGATIONS LAW).

            SECTION 11.13.  SUBMISSION TO  JURISDICTION.  ALL DISPUTES BETWEEN A
BORROWER  AND THE  LENDER,  WHETHER  SOUNDING  IN  CONTRACT,  TORT OR  EQUITY OR
OTHERWISE,  SHALL BE RESOLVED  ONLY BY STATE AND FEDERAL  COURTS  LOCATED IN NEW
YORK,  NEW  YORK AND THE  COURTS  TO WHICH AN  APPEAL  THEREFROM  MAY BE  TAKEN;
PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED
BY APPLICABLE  LAW, TO PROCEED  AGAINST EACH BORROWER OR ITS PROPERTY IN (A) ANY
COURTS OF COMPETENT  JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE
LENDER TO ENABLE  THE  LENDER  TO  REALIZE  ON SUCH  PROPERTY,  OR TO  ENFORCE A
JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER.  EACH BORROWER AGREES THAT
IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS,  SETOFFS OR CROSS-CLAIMS IN ANY
PROCEEDING BROUGHT BY THE LENDER. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY
HAVE  TO THE  LOCATION  OF THE  COURT  IN  WHICH  THE  LENDER  HAS  COMMENCED  A
PROCEEDING,  INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE
OR BASED ON FORUM NON CONVENIENS.

            SECTION 11.14.  SERVICE OF PROCESS. THE BORROWERS HEREBY IRREVOCABLY
DESIGNATE NATIONAL CORPORATE  RESEARCH,  LTD., WITH AN OFFICE ON THE DATE HEREOF
AT 225 WEST 34TH STREET,  SUITE 910, NEW YORK,  NEW YORK 10122,  AS THE DESIGNEE
AND AGENT OF THE  BORROWERS  TO  RECEIVE,  FOR AND ON  BEHALF OF EACH  BORROWER,
SERVICE  OF  PROCESS  IN ANY LEGAL  ACTION OR  PROCEEDING  WITH  RESPECT TO THIS
AGREEMENT  OR ANY OTHER  LOAN  DOCUMENT.  IT IS  UNDERSTOOD  THAT A COPY OF SUCH
PROCESS  SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY  FORWARDED BY MAIL
TO EACH  BORROWER,  BUT THE FAILURE OF A BORROWER TO RECEIVE SUCH COPY SHALL NOT
AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.  NOTHING  HEREIN SHALL AFFECT THE
RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                                      -71-

            SECTION 11.15.  JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES
TO THE  FULLEST  EXTENT  PERMITTED  BY LAW ANY  RIGHT  TO A TRIAL BY JURY IN ANY
ACTION OR PROCEEDING  BASED UPON,  ARISING OUT OF, OR IN ANY WAY RELATING TO (I)
THIS  AGREEMENT;  (II) ANY  OTHER  LOAN  DOCUMENT  OR OTHER  PRESENT  OR  FUTURE
INSTRUMENT OR AGREEMENT BETWEEN A BORROWER AND THE LENDER; OR (III) ANY CONDUCT,
ACTS  OR  OMISSIONS  OF A  BORROWER  OR THE  LENDER  OR  ANY  OF ITS  RESPECTIVE
DIRECTORS,  OFFICERS,  EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH
CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.

                                      -72-

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their  proper and duly  authorized  officers as of the date first set forth above.

                                      DEL GLOBAL TECHNOLOGIES CORP.

                                      By: /s/ Mark Koch
                                          --------------------------------------
                                          Mark Koch
                                          Treasurer

                                      DEL MEDICAL IMAGING CORP.

                                      By: /s/ Mark Koch
                                          --------------------------------------
                                          Mark Koch
                                          Treasurer

                                      RFI CORPORATION

                                      By: /s/ Mark Koch
                                          --------------------------------------
                                          Mark Koch
                                          Treasurer

                                      NORTH FORK BUSINESS CAPITAL CORPORATION

                                      By: /s/ Michael S. Burns
                                          --------------------------------------
                                          Michael S. Burns
                                          Senior Vice President

                                      -73-

                                                                  EXECUTION COPY

================================================================================

                           LOAN AND SECURITY AGREEMENT

                                      among

                         DEL GLOBAL TECHNOLOGIES CORP.,
                               RFI CORPORATION and
                           DEL MEDICAL IMAGING CORP.,

                                  as Borrowers,

                                       and

                    NORTH FORK BUSINESS CAPITAL CORPORATION,

                                    as Lender

                           Dated as of August 1, 2005

================================================================================

 SECTION 2.3.    PROCEDURE FOR BORROWING; NOTICES OF BORROWING;
                 NOTICES OF CONTINUATION; NOTICES OF CONVERSION...............19
 SECTION 2.4.    APPLICATION OF PROCEEDS......................................22
 SECTION 2.5.    MAXIMUM AMOUNT OF THE REVOLVING FACILITY; MANDATORY

 SECTION 5.2.    CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT..37

                                      -i-

ARTICLE VI. REPRESENTATIONS AND WARRANTIES....................................37

 SECTION 6.1.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS;

                                      -ii-

EXHIBITS

Exhibit A             -          Revolving Credit Note
Exhibit B             -          Term Note
Exhibit C             -          Pledge Agreement
Exhibit D             -          Contribution Agreement
Exhibit E             -          Intellectual Property Security Agreement
Exhibit F             -          Compliance Certificate
Exhibit G             -          Notice of Borrowing
Exhibit H             -          Notice of Continuation
Exhibit I             -          Notice of Conversion
Exhibit J             -          Lockbox Agreement
Exhibit K             -          Borrowing Base Certificate
Exhibit L             -          Solvency Certificate
Exhibit M             -          Perfection Certificate
Exhibit N             -          Mortgage
Exhibit O             -          Collateral Access Agreement
Exhibit P             -          Warrant

SCHEDULES

Schedule 6.1(a)                  Foreign Jurisdictions
Schedule 6.1(b)                  Locations of Collateral and Real Property
Schedule 6.1(f)                  Consents and Authorizations
Schedule 6.1(g)                  Ownership; Subsidiaries
Schedule 6.1(i)                  Contingent Obligations
Schedule 6.1(k)                  Joint Ventures and Partnerships
Schedule 6.1(q)                  Taxes and Tax Returns
Schedule 6.1(r)                  Judgments; Litigation
Schedule 6.1(x)                  ERISA Plans
Schedule 6.1(y)                  Intellectual Property
Schedule 6.1(z)                  Labor Contracts
Schedule 6.1(dd)                 Material Contracts
Schedule 6.1(gg)                 Affiliate Transactions
Schedule 7.1(q)                  Billing Practices
Schedule 7.2(o)                  Executive Compensation
Schedule 7.2(t)                  Bank Accounts

                                     -iii-